                                             [Conformed Copy with Exhibits C, D,
                                                  F and N conformed as executed]


                                                                    Exhibit 10.3
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                                CREDIT AGREEMENT

                                      among

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.,

                          AMERICAN LAWYER MEDIA, INC.,

                                 VARIOUS BANKS,

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                                as Issuing Bank,

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                            as Administrative Agent,

                           BANCBOSTON SECURITIES INC.,

                              as Syndication Agent,

                                       and

                         BANCAMERICA ROBERTSON STEPHENS

                                       and

                           BANCBOSTON SECURITIES INC.,

                                  as Arrangers

                 ----------------------------------------------

                           Dated as of March 25, 1998

                 ----------------------------------------------

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--------------------------------------------------------------------------------



                                TABLE OF CONTENTS

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ARTICLE I.

         DEFINITIONS...............................................................................................1
         1.01 Defined Terms........................................................................................1
         1.02 Other Definitional Provisions.......................................................................24
                  (a) Defined Terms...............................................................................24
                  (b) The Agreement...............................................................................24
                  (c) Certain Common Terms........................................................................24
                  (d) Performance; Time...........................................................................25
                  (e) Contracts...................................................................................25
                  (f) Laws........................................................................................25
         1.03 Accounting Principles...............................................................................25

ARTICLE II.

         THE CREDIT FACILITIES....................................................................................25
         2.01 Amounts and Terms of Commitments....................................................................25
         2.02 Loan Accounts and Register; Notes...................................................................26
         2.03 Procedure for Borrowing.............................................................................26
         2.04 Conversion and Continuation Elections for Revolving Borrowings......................................27
         2.05 Reduction and Termination of Commitments............................................................29
         2.06 Voluntary Prepayments...............................................................................31
         2.07 Mandatory Prepayments...............................................................................31
         2.08 Repayment of Principal..............................................................................32
         2.09 Interest............................................................................................32
         2.10 Fees................................................................................................34
         2.11 Computation of Fees and Interest....................................................................35
         2.12 Payments by the Borrower............................................................................35
         2.13 Payments by the Banks to the Administrative Agent...................................................36
         2.14 Sharing of Payments, etc............................................................................37
         2.15 Security and Guaranties.............................................................................38

ARTICLE III.

         THE LETTERS OF CREDIT....................................................................................38
         3.01 The Letter of Credit Subfacility....................................................................38
         3.02 Issuance, Amendment and Renewal of Letters of Credit................................................39
         3.03 Participations, Drawings and Reimbursements.........................................................41
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         3.04 Repayment of Participations.........................................................................42
         3.05 Role of the Issuing Bank............................................................................43
         3.06 Obligations Absolute................................................................................44
         3.07 Cash Collateral Pledge..............................................................................45
         3.08 Letter of Credit Fees...............................................................................45
         3.09 Uniform Customs and Practice........................................................................46

ARTICLE IV.

         TAXES, YIELD PROTECTION AND ILLEGALITY...................................................................46
         4.01 Taxes...............................................................................................46
         4.02 Illegality..........................................................................................50
         4.03 Increased Costs and Reduction of Return.............................................................51
         4.04 Funding Losses......................................................................................51
         4.05 Inability to Determine Rates........................................................................52
         4.06 Increased Costs on Eurodollar Loans.................................................................52
         4.07 Certificates of Banks...............................................................................53
         4.08 Change of Lending Office, Replacement Bank, etc.....................................................53
         4.09 Survival............................................................................................54

ARTICLE V.

         CONDITIONS PRECEDENT.....................................................................................54
         5.01 Conditions to Revolving Loans and Letters of Credit on the Closing Date.............................54
                  (a) Credit Agreement............................................................................54
                  (b) Resolutions; Incumbency.....................................................................54
                  (c) Articles of Incorporation; By-laws and Good Standing........................................55
                  (d) Subsidiary Guaranty.........................................................................55
                  (e) Pledge Agreement............................................................................55
                  (f) Security Agreement..........................................................................56
                  (g) Legal Opinions..............................................................................56
                  (h) Payment of Fees and Expenses................................................................56
                  (i) Certificates................................................................................57
                  (j) Solvency Certificate........................................................................57
                  (k) Adverse Change..............................................................................57
                  (l) Governmental and Third Party Approvals......................................................57
                  (m) Litigation..................................................................................57
                  (n) Shareholders Agreements, Management Agreements and  Tax Sharing Agreement...................58
                  (o) Financial Statements........................................................................58
                  (p) Insurance...................................................................................58

         5.02 Conditions to all Borrowings and the Issuance of any Letters of Credit..............................58
                  (a) Notice......................................................................................58
                  (b) Continuation of Representations and Warranties..............................................58
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                                       ii
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                  (c) No Existing Default.........................................................................59
                  (d) No Material Adverse Effect..................................................................59
                  (e) Financial Statements........................................................................59

ARTICLE VI.

         REPRESENTATIONS AND WARRANTIES...........................................................................59
         6.01 Existence and Power.................................................................................59
         6.02 Authorization; No Contravention.....................................................................60
         6.03 Governmental Authorization..........................................................................60
         6.04 Binding Effect......................................................................................60
         6.05 Litigation..........................................................................................61
         6.06 No Default..........................................................................................61
         6.07 ERISA Compliance....................................................................................61
         6.08 Use of Proceeds; Margin Regulations.................................................................62
         6.09 Title to Properties.................................................................................62
         6.10 Taxes...............................................................................................62
         6.11 Financial Statements................................................................................62
         6.12 Securities Law, etc.; Compliance....................................................................63
         6.13 Governmental Regulation.............................................................................63
         6.14 Labor Controversies.................................................................................63
         6.15 Subsidiaries........................................................................................63
         6.16 Patents, Trademarks, etc............................................................................63
         6.17 Accuracy of Information.............................................................................63
         6.18 Hazardous Materials.................................................................................63
         6.19 Collateral Documents................................................................................64
         6.20 Solvency............................................................................................65
         6.21 Representations and Warranties in the other Documents...............................................65
         6.22 Capitalization......................................................................................65
         6.23 Special Purpose Corporation.........................................................................66
         6.24 Insurance...........................................................................................66

ARTICLE VII.

         AFFIRMATIVE COVENANTS....................................................................................66
         7.01 Financial Statements................................................................................66
         7.02 Certificates; Other Information.....................................................................67
         7.03 Notices.............................................................................................68
         7.04 Books, Records and Inspections; Annual Meetings.....................................................70
         7.05 Maintenance of Property; Insurance..................................................................70
         7.06 Corporate Franchises................................................................................71
         7.07 Compliance with Law; Contractual Obligations........................................................71
         7.08 Payment of Taxes....................................................................................71
         7.09 Contributions.......................................................................................71
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                                      iii
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         7.10 End of Fiscal Years; Fiscal Quarters................................................................72
         7.11 Additional Security; Further Assurances.............................................................72
         7.12 Foreign Subsidiaries Security.......................................................................72
         7.13 Use of Proceeds; Margin Regulations.................................................................73

ARTICLE VIII.

         NEGATIVE COVENANTS.......................................................................................73
         8.01 Liens...............................................................................................74
         8.02 Consolidation, Merger, Purchase or Sale of Assets, etc..............................................76
         8.03 Dividends...........................................................................................78
         8.04 Indebtedness........................................................................................79
         8.05 Advances, Investments and Loans.....................................................................80
         8.06 Transactions with Affiliates........................................................................82
         8.07 Consolidated Interest Coverage Ratio................................................................83
         8.08 Consolidated Fixed Charge Coverage Ratio............................................................83
         8.09 Maximum Total Leverage Ratio........................................................................84
         8.10 Limitation on Voluntary Payments and Modification of Certain Indebtedness;
                Modifications of Certificate of Incorporation, By-Laws and Certain Other
                Agreements; etc...................................................................................84

         8.11 Limitation on Certain Restrictions on Subsidiaries..................................................85
         8.12 Limitation on Issuance of Capital Stock.............................................................85
         8.13 Business............................................................................................86
         8.14 Limitation on Creation of Subsidiaries..............................................................86

ARTICLE IX

         EVENT OF DEFAULT
         9.01 Event of Default....................................................................................86
         9.02 Remedies............................................................................................89
         9.03 Rights Not Exclusive................................................................................89
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ARTICLE X

         THE GUARANTY.............................................................................................89
         10.01 Guaranty from Holdings.............................................................................90

ARTICLE XI

         THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT,
         THE ISSUING BANK, THE SYNDICATION AGENT AND THE ARRANGERS................................................94
         11.01 Appointment and Authorization......................................................................94
         11.02 Delegation of Duties...............................................................................94
         11.03 Liability of Agent.................................................................................94
         11.04 Reliance by Agent..................................................................................95
         11.05 Notice of Default..................................................................................95
         11.06 Credit Decision....................................................................................96
         11.07 Indemnification....................................................................................96
         11.08 Agent in Individual Capacity.......................................................................97
         11.09 Successor Agent....................................................................................97
         11.09 The Arrangers and the Syndication Agent............................................................97

ARTICLE XII

         MISCELLANEOUS............................................................................................98
         12.01 Amendments and Waivers.............................................................................98
         12.02 Notices............................................................................................99
         12.03 No Waiver; Cumulative Remedies....................................................................100
         12.04 Costs and Expenses................................................................................100
         12.05 Indemnity.........................................................................................101
         12.06 Successors and Assigns............................................................................101
         12.07 Assignments, Participations, etc..................................................................102
         12.08 Confidentiality...................................................................................103
         12.10 Notification of Addresses, Lending Offices, etc...................................................104
         12.11 Counterparts......................................................................................105
         12.12 Severability......................................................................................105
         12.13 No Third Parties Benefited........................................................................105
         12.14 Governing Law and Jurisdiction....................................................................105
         12.15 Waiver of Jury Trial..............................................................................105
         12.16 Domicile of Loans.................................................................................106
         12.17 Domicile of Loans.................................................................................106
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                                       v
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
SCHEDULE 1.01(a)               Lending Offices
SCHEDULE 1.01(b)               Revolving Commitments
SCHEDULE 1.01(c)               Subsidiary Guarantors
SCHEDULE 6.07                  Plans
SCHEDULE 6.15                  Subsidiaries
SCHEDULE 6.24                  Insurance
SCHEDULE 8.01                  Existing Liens
SCHEDULE 8.04                  Existing Indebtedness
SCHEDULE 8.05                  Existing Investments

EXHIBIT A                      Form of Notice of Borrowing
EXHIBIT B                      Form of Notice of Conversion/Continuation
EXHIBIT C                      Form of Pledge Agreement
EXHIBIT D                      Form of Subsidiary Guaranty
EXHIBIT E                      Form of Guarantor Supplement
EXHIBIT F                      Form of Security Agreement
EXHIBIT G                      Form of Total Leverage Ratio Certificate
EXHIBIT H                      Form of Jones, Day, Reavis & Pogue Opinion
EXHIBIT I                      Form of White & Case LLP Opinion
EXHIBIT J                      Form of Compliance Certificate
EXHIBIT K                      Form of Assignment and Acceptance
EXHIBIT L                      Form of Intercompany Note
EXHIBIT M                      Form of Subordination Provisions
EXHIBIT N                      Form of Solvency Certificate
EXHIBIT O                      Form of Section 4.01(f)(i) Certificate


                                CREDIT AGREEMENT

         CREDIT AGREEMENT, dated as of March 25, 1998, among AMERICAN LAWYER MEDIA HOLDINGS, INC., a Delaware corporation ("Holdings"), AMERICAN LAWYER MEDIA, INC., a Delaware corporation (the "Borrower"), the several lenders from time to time party to this Agreement (the "Banks"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Issuing Bank, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent, BANCBOSTON SECURITIES INC., as Syndication Agent, and BANCAMERICA ROBERTSON STEPHENS and BANCBOSTON SECURITIES INC., as Arrangers.

                              W I T N E S S E T H :

         WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the revolving credit facility provided for herein;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.01 Defined Terms. As used in this Agreement, the capitalized terms in the preamble and the recitals hereto shall have the meanings therein given them, and the following words and terms shall have the meanings specified below:

         "Acquired Entity or Business" has the meaning specified in the definition of "Consolidated Net Income".

         "Acquisition" means the acquisition by the Borrower of all the issued and outstanding shares of capital stock of NLP pursuant to, and in accordance with the terms of, the Acquisition Agreement.

         "Acquisition Agreement" means the Purchase Agreement, dated as of October 23, 1997, by and among Boston Ventures Limited Partnership IV, Boston Ventures Limited Partnership IVA, James A. Finkelstein and the Borrower.

         "Acquisition Documents" means the Acquisition Agreement and all other documentation entered into pursuant to the Acquisition Agreement.

         "Additional Security Documents" has the meaning specified in Section 7.11.

         "Adjusted Consolidated EBITDA" means, for any period, Consolidated EBITDA for such period, adjusted by adding thereto up to $10,000,000 of Development Costs actually incurred by Holdings and its Subsidiaries for such period, provided that such Development Costs shall only be added back to the extent that (i) same reduced Consolidated Net Income for such period and (ii) as of the last day of such period, Holdings and its Subsidiaries had unrestricted cash and Cash Equivalents on their balance sheet in an amount equal to the amount of such Development Costs plus $3,000,000 (net of the aggregate outstanding principal amount of Revolving Loans as of the last day of such period (other than Revolving Loans incurred to finance a Permitted Acquisition and to pay the fees and expenses related thereto)).

         "Adjusted Consolidated Net Income" means, for any period, Consolidated Net Income for such period plus, without duplication, the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense, but excluding any net non-cash charges reflected in Adjusted Consolidated Working Capital) and net non-cash losses which were included in arriving at Consolidated Net Income for such period less the amount of all net non-cash gains (exclusive of items reflected in Adjusted Consolidated Working Capital) included in arriving at Consolidated Net Income for such period.

         "Adjusted Consolidated Working Capital" means, at any time, Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

         "Adjustment Date" means (A) the earlier of (x) the date which is 90 days after Holdings' fiscal quarter ending December 31, 1998 and (y) the date which is two Business Days after Holdings has delivered a Total Leverage Ratio Certificate to the Administrative Agent in accordance with Section 12.02 as of the end of a fiscal quarter (the "First Adjustment Date") and (B) after the First Adjustment Date, the earlier of (x) each date which is 45 days after the end of a fiscal quarter of Holdings (or, in the case of the fourth fiscal quarter of Holdings, 90 days after the end of such fiscal quarter) and (y) the date which is two Business Days after Holdings has delivered a Total Leverage Ratio Certificate to the Administrative Agent in accordance with Section 12.02 as of the end of a fiscal quarter.

         "Administrative Agent" means Bank of America in its capacity as agent for the Banks hereunder, and any successor agent.

         "Administrative Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Administrative Agent or such other address as the Administrative Agent may from time to time specify in accordance with Section 12.02.

         "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of any class of the capital stock of, or equity interests in, such Person. A Person shall be deemed to control another Person if such

Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means Bank of America, in its capacity as Administrative Agent and as Collateral Agent, in each case for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Article XI.

         "Agent-Related Persons" has the meaning specified in Section 11.03.

         "Aggregate Revolving Commitment" means the combined Revolving Commitments of the Banks in the initial principal amount of $40,000,000 as such amount may be reduced from time to time pursuant to this Agreement.

         "Agreement" means this Credit Agreement as from time to time amended, modified or supplemented.

         "ALM Acquisition" means Cranberry Partners, LLC (the predecessor of American Lawyer Media Holdings, Inc.).

         "Applicable Excess Cash Flow Percentage" means 50%, provided that so long as no Default or Event of Default then exists and the Consolidated Total Leverage Ratio on the respective Excess Cash Flow Payment Date (before giving effect to any such repayment on such date) is less than 5.00:1.00 as demonstrated in the Total Leverage Ratio Certificate delivered to the Administrative Agent in accordance with Section 12.02 at such time, then the foregoing percentage shall instead be 25%.

         "Applicable Margin" means the margin to be added to the Base Rate or the Eurodollar Rate, as the case may be, in accordance with Section 2.09(a).

         "Arranger" means each of BancAmerica Robertson Stephens and BancBoston Securities Inc.

         "Asset Sale" means the direct or indirect sale, lease (other than operating leases entered into in the ordinary course of business), transfer, conveyance or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions), in a single transaction or a series of transactions, by Holdings or any of its Subsidiaries to any Person (other than to Holdings or any of its Wholly-Owned Subsidiaries) of any property or assets of Holdings or any of its Subsidiaries, other than sales of assets pursuant to Sections 8.02(ii), (iii), (vii), (viii), (x) and (xi).

         "Assignee" has the meaning specified in Section 12.07(a).

         "Assignment and Acceptance" has the meaning specified in Section 12.07(a).

         "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all reasonable disbursements of internal counsel.

         "Bank Affiliate" means an Affiliate of a Bank, including, in the case of any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Bank or by an Affiliate of such investment advisor.

                  "Bank of America" means Bank of America National Trust and Savings Association, a national banking association, in its individual capacity.

         "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

         "Banks" has the meaning specified in the preamble hereto i.e. at any time, each Bank with a Revolving Commitment or with outstanding Revolving Loans.

         "Base Rate" means, for any day, the higher of (a) the Reference Rate or
(b) the Federal Funds Rate plus 1/2%, in each case as in effect for such day.

         "Base Rate Loan" means each Revolving Loan that bears interest based on the Base Rate.

         "Borrower" has the meaning specified in the preamble hereto.

         "Borrower Senior Note Documents" means the Borrower Senior Note Indenture, the Borrower Senior Notes and all other documents and agreements executed and delivered pursuant to the Borrower Senior Note Indenture.

         "Borrower Senior Note Exchange Offer" means the exchange offer for the Borrower Senior Notes pursuant to the applicable Borrower Senior Note Documents for new Borrower Senior Notes which have been registered under the Securities Act of 1933, as amended.

         "Borrower Senior Note Indenture" means the Indenture, dated as December 22, 1997, among the Borrower, the Subsidiary Guarantors and The Bank of New York, as trustee, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "Borrower Senior Notes" means the Borrower's 9-3/4% senior notes due 2007 (which term includes the senior notes of the Borrower issued as part of the Borrower Senior Note Exchange Offer).

         "Borrowing" means a borrowing hereunder consisting of Revolving Loans made to the Borrower on the same Borrowing Date by the Banks ratably according to their respective Revolving Commitment Percentages and in the case of Eurodollar Loans, having the same

Interest Periods, provided that any Base Rate Loans incurred pursuant to Section
4.02 shall be considered as part of the related Borrowing of Eurodollar Loans.

         "Borrowing Date" means, in relation to any Revolving Loan, the date of the borrowing of such Revolving Loan as specified in the relevant Notice of Borrowing.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, Chicago or New York City are authorized or required by law to close and, if such term is used in relation to any Eurodollar Loan or the Interest Period therefor, any such day on which dealings are carried on by and between banks in Dollar deposits in the applicable interbank market.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law (but with which a Bank customarily complies) regarding capital adequacy of any Bank or of any corporation controlling a Bank.

         "Capital Expenditures" means, for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which is capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

         "Capital Lease" has the meaning specified in the definition of "Capital Lease Obligations".

         "Capital Lease Obligations" means all monetary obligations of Holdings or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

         "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Banks, as collateral for the Letter of Credit Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Banks (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meanings. Cash collateral shall be invested in Cash Equivalents of a tenor reasonably satisfactory to the Administrative Agent and as instructed by the Borrower, which Cash Equivalents shall be held in the name of the Borrower and under the control of the Administrative Agent in a manner reasonably satisfactory to the Collateral Agent.

         "Cash Equivalents" means any or all of the following: (i) obligations of, or guaranteed as to interest and principal by, the United States Government maturing within one year after the date on which such obligations are purchased;
(ii) marketable direct obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one year after the date on which such obligations are purchased and, at the time of such purchase, have one of the two highest ratings obtainable from either Moody's or S&P; (iii) open market commercial paper of any corporation (other than Holdings, the Borrower or any of its Subsidiaries) incorporated under the laws of the United States or any State thereof or the District of Columbia rated P-1 or its equivalent by Moody's or A-1 or its equivalent or higher by S&P; (iv) time deposits or certificates of deposit maturing within one year after the issuance thereof issued by commercial banks organized under the laws of any country which is a member of the OECD and having a combined capital and surplus in excess of $500,000,000 or which is a Bank; (v) repurchase agreements with a term of not more than seven days with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iv) above;
(vi) bankers' acceptances with maturities not exceeding one year and overnight bank deposits in each case with an office of a bank or trust company meeting the criteria specified in clause (iv) above; and (vii) money market, mutual or similar funds substantially all of whose investments are comprised of the investments described in clauses (i) through (vi) above and which have net assets of not less than $500,000,000 and have at least one of the two highest ratings obtainable from either Moody's or S&P.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

         "Change of Control" means (a) the Permitted Holders shall cease to own on a fully diluted basis in the aggregate at least 51% of the economic and voting interest in Holdings' capital stock or (b) the Borrower shall cease to be a direct Wholly-Owned Subsidiary of Holdings or (c) a "change of control" or similar event shall occur under the Borrower Senior Note Documents or the Holdings Senior Discount Note Documents.

         "Closing Date" means the date on which all conditions precedent set forth in Sections 5.01 and 5.02 have been satisfied or waived in accordance with this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "Collateral" means all property with respect to which any security interest has been granted (or purported to be granted) pursuant to any Collateral Document, as well as all Obligations which have been Cash Collateralized.

         "Collateral Agent" means the Administrative Agent acting as collateral agent for the Banks pursuant to the Collateral Documents.

         "Collateral Documents" means the Pledge Agreement, the Subsidiary Guaranty, the Security Agreement, each Additional Security Document and each Guarantor Supplement.

         "Compliance Certificate" means the compliance certificate in substantially the form of Exhibit J, to be executed by a Responsible Officer of Holdings and delivered pursuant to Section 7.02(a).

         "Consolidated Current Assets" means, at any time, the consolidated current assets of Holdings and its Subsidiaries at such time.

         "Consolidated Current Liabilities" means, at any time, the consolidated current liabilities of Holdings and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

         "Consolidated EBIT" means, for any period, Consolidated Net Income for such period before Consolidated Interest Expense (calculated without regard to the proviso contained in the definition thereof) and provision for taxes for such period and without giving effect to (x) any extraordinary gains or losses or (y) any gains or losses from sales of assets other than from sales of inventory (including advertising space) sold in the ordinary course of business.

         "Consolidated EBITDA" means, for any period, Consolidated EBIT for such period, adjusted by (x) adding thereto, without duplication, the sum of (i) the amount of all amortization of goodwill and other intangibles (including debt issuance and other deferred financing, legal and accounting costs (including those associated with the Transaction), depreciation and other non-cash charges to the extent that same were deducted in arriving at Consolidated EBIT for such period, (ii) for any Measurement Period which includes any portion of Holdings' fiscal year 1998, up to $1,500,000 of losses in the aggregate that have been incurred on or after January 1, 1998 and are included in such Measurement Period to the extent relating to the on-line businesses of the Borrower or any of its Subsidiaries existing as of January 1, 1998 and to the extent that same were deducted in arriving at Consolidated EBIT for such period (it being understood and agreed however, that no more than (x) $800,000 of such losses may be added back in respect of the Measurement Period ending on June 30, 1998 and (y) $1,200,000 of such losses may be added back in respect of the Measurement Period ending on September 30, 1998) and (iii) for any Measurement Period which includes any portion of Holdings' fiscal year 1997, 1998 or 1999 and in which the Borrower or any of its Subsidiaries acquired an Acquired Entity or Business pursuant to a Permitted Acquisition, up to $1,500,000 of losses in the aggregate that have been incurred by all such Acquired Entities or Businesses and are included in such Measurement Period to the extent relating to the on-line businesses of such Acquired Entities or Businesses and to the extent that such losses were deducted in arriving at Consolidated EBIT for such period, although no such losses of any Acquired Entity or Business shall be added back pursuant to this clause (iii) if the revenues generated by the on-line business of such Acquired Entity or Business accounted for more that 20% of the aggregate revenues of such Acquired Entity or Business for such Measurement Period and (y) subtracting therefrom any cash expenses, cash charges or cash payments arising from any non-cash expenses or non-cash charges that were added back to Consolidated EBITDA pursuant to clause (x)(i) above in a previous period; provided that, for the purposes of determining the Consolidated Total Leverage Ratio, and subject to the further proviso below, (x) in the case of the Measurement Period ending on June 30, 1998, Consolidated EBITDA for such Measurement Period shall be the sum of (A) Holdings' and its Subsidiaries' pro forma Consolidated EBITDA for the period July 1, 1997 to December 31, 1997 less Internet Services for such period (with such amounts to be calculated in the same manner as in the Offering Memorandum dated December 17, 1997 relating to the Holdings Senior Discount Notes) plus (B) the actual Consolidated EBITDA for the period January 1, 1998 to June 30, 1998, as calculated above in this definition and (y) in the case of the Measurement Period ending on September 30, 1998, Consolidated EBITDA for such Measurement Period shall be the sum of (A) Holdings' and its Subsidiaries' pro forma Consolidated EBITDA for the period September 30, 1997 to December 31, 1997 less Internet Services for such period (with such amounts to be calculated in the same manner as in the Offering Memorandum dated December 17, 1997 relating to the Holdings Senior Discount Notes) plus (B) the actual Consolidated EBITDA for the period January 1, 1998 to September 30, 1998, as calculated above in this definition, and provided, further, that the division of the Borrower comprised of the assets of Corporate Presentations, Inc. shall be included in the calculation of Consolidated EBITDA for the Measurement Periods ending June 30, 1998, September 30, 1998 and December 31, 1998 by taking into account the actual EBITDA of Corporation Presentations, Inc. (calculated in a manner similar to that set forth above but without making the adjustments described in clauses
(ii) and (iii) above) for the relevant Measurement Period ending on each such date. Notwithstanding anything to the contrary contained above in this definition, (x) in no event shall more than $700,000 of Internet Services (as calculated pursuant to the Offering Memorandum referenced above) in the aggregate be added back to Consolidated EBIT in respect of the period July 1, 1997 through December 31, 1997 and (y) in no event shall more than $300,000 of Internet Services (as calculated pursuant to the Offering Memorandum referenced above) in the aggregate be added back to Consolidated EBIT in respect of the period October 1, 1997 through December 31, 1997 .

         "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (x) Adjusted Consolidated EBITDA for such period to (y) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of (i) Consolidated Interest Expense for such period, (ii) the amount of all Capital Expenditures made by Holdings and its Subsidiaries for such period (other than (x) Capital Expenditures to the extent financed with equity proceeds, Asset Sale proceeds, insurance proceeds or Indebtedness (other than with Revolving Loans) and (y) Capital Expenditures made in fiscal year 1998 but only to the extent that such Capital Expenditures were financed with internally generated funds and so as long as the amount of cash and Cash Equivalents held by Holdings and its Subsidiaries as of the last day of such period equals or exceeds the amount of such Capital Expenditures made by Holdings and its Subsidiaries during fiscal year 1998 (net of the aggregate outstanding principal amount of Revolving Loans on the last day of such period), other than Revolving Loans incurred to finance a Permitted Acquisition and to pay the fees and expenses related thereto), (iii) the scheduled principal amount of all amortization payments on all Indebtedness (including, without limitation, the principal component of all Capitalized Lease Obligations but excluding the Refinancing) of Holdings and its Subsidiaries for such period (as determined on the first day of such period), (iv) the amount of all cash payments made by

Holdings and its Subsidiaries in respect of taxes or tax liabilities for such period and (v) the amount of all Development Costs incurred by Holdings and its Subsidiaries for such period.

         "Consolidated Interest Coverage Ratio" means, for any period, the ratio of (x) Adjusted Consolidated EBITDA for such period to (y) Consolidated Interest Expense for such period.

         "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capital Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period, provided that
(x) the amortization of debt issuance and deferred financing, legal and accounting costs with respect to this Agreement, the Borrower Senior Notes and the Holdings Senior Discount Notes, (y) all fees and expenses incurred in connection with the Transaction and (z) all interest expense on the Holdings Senior Discount Notes to the extent accrued prior to December 15, 2002, in each case shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

         "Consolidated Net Income" means, for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that
(i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of Holdings or is accounted for by Holdings by the equity method of accounting shall be included only to the extent of the payment of cash dividends or distributions by such other Person to Holdings or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary, (iii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) in determining compliance with Section 8.09 and in determining the Applicable Margin, the commitment fee and the letter of credit fee hereunder there shall be included (to the extent not already included) in determining Consolidated Net Income for any period the net income (or loss) of any Person, business, property or asset acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by Holdings or one of its Subsidiaries during such period (each such Person, business, property or asset acquired and not subsequently disposed of during such period, an "Acquired Entity or Business"), in each case based on the actual net income (or loss) of such Acquired Entity or Business for the entire period (including the portion thereof occurring prior to such acquisition).

         "Consolidated Total Indebtedness" means, at any time, the principal amount of all Indebtedness of Holdings and its Subsidiaries at such time (excluding the Holdings Senior Discount Notes) determined on a consolidated basis to the extent that such Indebtedness would be accounted for as debt on the liability side of a balance sheet in accordance with GAAP plus, without duplication, (i) the maximum amount available to be drawn under all letters of credit

(including any Letters of Credit), bankers acceptances and similar obligations issued for the account of Holdings and its Subsidiaries and all unpaid drawings or reimbursement obligations in respect thereof, (ii) the principal amount of all bonds issued by Holdings and its Subsidiaries in connection with workers' compensation obligations, lease obligations, surety and similar obligations, and
(iii) the amount of all Contingent Obligations of Holdings and its Subsidiaries determined on a consolidated basis in respect of Indebtedness of other Persons of the type described above in this definition.

         "Consolidated Total Leverage Ratio" means, at any time, the ratio of
(i) Consolidated Total Indebtedness at such time to (ii) Adjusted Consolidated EBITDA for the Measurement Period then most recently ended.

         "Contingent Obligation" means, as applied to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent,
(a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor; (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case, including arrangements wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or if less, the stated or determinable amount of such Contingent Obligation) or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

         "Continuation Date" means any date on which the Borrower elects to continue a Eurodollar Loan as a Eurodollar Loan for a further Interest Period in accordance with the provisions of Section 2.04.

         "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Conversion Date" means any date on which the Borrower elects to convert a Base Rate Loan to a Eurodollar Loan, or a Eurodollar Loan to a Base Rate Loan, in each case in accordance with the provisions of Section 2.04.

         "Credit Party" means each of Holdings, the Borrower and each Subsidiary Guarantor.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Development Costs" means those identifiable initial one-time start-up costs incurred by Holdings and its Subsidiaries in connection with their implementation (as opposed to an acquisition) of new publications such as books, newspapers, magazines, web sites, supplements and the like and as may be reasonably approved by Bank of America (or any successor Administrative Agent) and the Syndication Agent.

         "Disbursement Date" has the meaning specified in Section 3.03(b).

         "Dividend" with respect to any Person means that such Person has declared or paid a dividend or returned any equity capital to its stockholders as such or made any other distribution, payment or delivery of property or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all cash payments made or required to be made by such Person with respect to any stock appreciation rights plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

         "Dollars" and "$" each mean lawful money of the United States.

         "Domestic Lending Office" has the meaning provided in the definition of "Lending Office".

         "Domestic Subsidiary" means each Subsidiary of Holdings that is incorporated under the laws of the United States or any State or territory thereof.

         "Eligible Assignee" means and includes (a) a commercial bank or (b) a financial institution, a fund or other "accredited investor" (as defined in Regulation D of the Securities Act) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business.

         "Environmental Claims" means all actions, suits, proceedings or claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by Holdings or any of its Subsidiaries, or (b) any other circumstances forming the reasonable basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Law" has the meaning specified in the definition of "Hazardous Material".

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or
(o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being a general partner of such person.

         "Eurodollar Lending Office" has the meaning provided in the definition of "Lending Office".

         "Eurodollar Loan" means a Revolving Loan that bears interest based on the Eurodollar Rate.

         "Eurodollar Rate" means, for any Interest Period with respect to Eurodollar Loans comprising part of the same Borrowing, the per annum rate of interest (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent (whose determination shall be conclusive in the absence of manifest error) as follows:

                  Eurodollar Rate =         Eurodollar Base Rate

                  1.00 - Eurodollar Reserve Percentage

                  Where,

         "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as

         "Eurocurrency liabilities"). The Eurodollar Rate for any outstanding Eurodollar Loans shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Eurodollar Base Rate" means the interest rate per annum (rounded upward to the next 1/16 of 1%) at which deposits in Dollars are offered by Bank of America's applicable Lending Office to major banks in the offshore market at or about 11:00 a.m. (New York City time), two Business Days before the first day of the applicable Interest Period in an aggregate amount approximately equal to the amount of the Loan made by Bank of America with respect to such Eurodollar Loan and for a period of time comparable to the number of days in the applicable Interest Period.

         The determination of the Eurodollar Reserve Percentage and the Eurodollar Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

         "Event of Default" means any of the events or circumstances specified in Section 9.01.

         "Excess Cash Flow" means, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of all Capital Expenditures made by Holdings and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Asset Sale proceeds or insurance proceeds or Indebtedness (other than with Revolving Loans), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of Holdings and its Subsidiaries during such period (other than repayments of Revolving Loans, provided that repayments of Revolving Loans shall be deducted in determining Excess Cash Flow if such repayments were made as a voluntary prepayment with internally generated funds and were accompanied by a voluntary reduction to the Aggregate Revolving Commitment)), (iii) the amount of all Permitted Acquisitions made by Holdings and its Subsidiaries during such period (other than Permitted Acquisitions to the extent financed with equity proceeds, the issuance of capital stock, Asset Sale proceeds or Indebtedness (other than with Revolving Loans) and (iv) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

         "Excess Cash Payment Date" means the date occurring 90 days after the last day of each fiscal year of Holdings (beginning with its fiscal year ending on December 31, 1998).

         "Excess Cash Payment Period" means, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Holdings.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Investors" means U.S. Equity Partners, L.P., U.S. Equity Partners (Offshore), L.P. and/or other Affiliates of Wasserstein.

        "Existing Letter of Credit" has the meaning specified in the definition of Issuing Bank.

         "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day the appropriate rate for such day is not yet published in H.15(519), the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "First Adjustment Date" has the meaning specified in the definition of the term "Adjustment Date".

         "Foreign Subsidiary" means each Subsidiary of Holdings which is not a Domestic Subsidiary.

         "Form 4224" has the meaning specified in Section 4.01(f).

         "Form 1001" has the meaning specified in Section 4.01(f).

         "Form W-8" has the meaning specified in Section 4.01(f).

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and including, in the case of any Bank that is an insurance company, the National Association of Insurance Commissioners.

         "Guaranteed Creditors" means and includes each of the Administrative Agent, the Collateral Agent, the Issuing Banks, the Banks and, in the case of any Interest Rate Protection Agreements or Other Hedging Agreements, also any Affiliate of a Bank which has entered into an Interest Rate Protection Agreement or Other Hedging Agreement (even if such Bank subsequently ceases to be a Bank under this Agreement for any reason).

         "Guaranteed Obligations" means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each note issued by, and Revolving Loans made to, the Borrower under this Agreement and all reimbursement obligations and unpaid drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to the Banks, the Administrative Agent, the Issuing Banks and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Document and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in the Loan Documents and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Borrower owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower with any Bank or any other Guaranteed Creditor so long as such Bank or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

         "Guarantor" means Holdings and each Subsidiary Guarantor.

         "Guarantor Supplement" means a supplement to the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement substantially in the form of Exhibit E, whereby a Subsidiary of the Borrower becomes a party to each such Loan Document.

         "Guaranty" means the guaranty of Holdings pursuant to Article X and the Subsidiary Guaranty.

         "Hazardous Material" means and includes (a) any asbestos, urea-formaldehyde, PCBs or dioxins or other material composed of or containing asbestos, PCBs or dioxins, (b) crude oil, any fraction thereof, and any petroleum product, (c) any natural gas, natural gas liquids, liquefied natural gas or other natural gas product or synthetic gas, and (d) any hazardous or toxic waste, substance or material or pollutant or contaminant defined as such in (or for purposes of) or that may result in the imposition of liability under any "Environmental Law", defined as the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund", or any other applicable Federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree, as now or at any time hereafter in effect, regulating, relating to, or imposing liability concerning the environment, the impact of the environment on human health, or any hazardous or toxic waste, substance or material or pollutant or contaminant.

         "Holdings" has the meaning specified in the preamble hereto.

         "Holdings Common Stock" has the meaning specified in Section 6.22.

         "Holdings Senior Discount Note Documents" means the Holdings Senior Discount Note Indenture, the Holdings Senior Discount Notes and all other documents and agreements executed and delivered pursuant to the Holdings Senior Discount Note Indenture.

         "Holdings Senior Discount Note Exchange Offer" means the exchange offer for the Holdings Senior Discount Notes pursuant to the applicable Holdings Senior Discount Note Documents for new Holdings Senior Discount Notes which have been registered under the Securities Act of 1933, as amended.

         "Holdings Senior Discount Note Indenture" means the Indenture, dated as of December 22, 1997, between Holdings and The Bank of New York, as trustee, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "Holdings Senior Discount Notes" means Holdings 12-1/4% senior discount notes due 2008.

         "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than ordinary course purchase price adjustments); (c) all reimbursement or payment obligations with respect to letters of credit or non-contingent reimbursement or payment obligations with respect to bankers' acceptances and similar documents;
(d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement or sales of accounts receivable, in any such case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all net obligations with respect to Interest Rate Protection Agreements and Other Hedging Agreements; (h) all indebtedness referred to in clauses (a) through (g) above and clause (i) below secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, valued, in the case of Indebtedness not assumed, at the lesser of the amount of such obligation and the fair market value of the encumbered property or asset; and (i) all Contingent Obligations. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

         "Indemnified Liabilities" has the meaning provided in Section 12.05.

         "Indemnified Person" has the meaning provided in Section 12.05.

         "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or similar proceedings, or

(b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally; in each case undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

         "Intercompany Loan" has the meaning provided in Section 8.05(xi).

         "Intercompany Note" means a promissory note in the form of Exhibit L.

         "Interest Payment Date" means, (a) with respect to any Base Rate Loan, the last day of the last calendar month of each calendar quarter and the Revolving Termination Date, and (b) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to such Eurodollar Loan and the date such Eurodollar Loan is repaid or prepaid; provided, however, that if any Interest Period for any Eurodollar Loan exceeds three months, then also the date which falls three months after the beginning of such Interest Period and, if applicable, at three month intervals thereafter shall also be an "Interest Payment Date".

         "Interest Period" means, in relation to any Eurodollar Loan, the period commencing on the applicable Borrowing Date or any Conversion Date or Continuation Date with respect thereto and ending on the date one, two, three or six months thereafter, as selected or deemed selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, provided that:

         (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

         (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is one, two, three or six months, as the case may be, after the calendar month in which such Interest Period began; and

         (iii) no Interest Period shall extend beyond the Revolving Termination Date.

         "Interest Rate Protection Agreement" means an interest rate swap, cap, collar or similar arrangement entered into to hedge interest rate risk (and not for speculative purposes).

         "Investment" has the meaning provided in Section 8.05.

         "Issuing Bank" means (i) Bank of America or any Affiliate thereof in its capacity as issuer of one or more Letters of Credit hereunder and (ii) BankBoston, N.A. but solely in respect of the Standby Letter of Credit in the amount of $533,217 issued for the benefit of 345 Park Avenue South, L.L.C., and expiring on December 1, 1998 (the "Existing Letter of Credit"). Upon the termination of the Existing Letter of Credit and the payment of all amounts (if any) owing in respect thereof, BankBoston, N.A. shall cease to be an Issuing Bank hereunder.

         "Lending Office" means, with respect to any Bank, the office or offices of such Bank specified as its "Lending Office", "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, on Schedule 1.01(a), or such other office or offices of the Bank as it may from time to time notify the Borrower and the Agent.

         "Letter of Credit" means any letter of credit issued by the Issuing Bank pursuant to Article III.

         "Letter of Credit Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use by the respective Issuing Bank, as such Issuing Bank shall request.

         "Letter of Credit Application" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the respective Issuing Bank, as such Issuing Bank shall request.

         "Letter of Credit Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on or before the Business Day following the respective Disbursement Date when made nor converted into a Borrowing of Revolving Loans under Section 3.03(b).

         "Letter of Credit Commitment" means the aggregate commitment of the Issuing Banks to issue Letters of Credit, the Letter of Credit Obligations in respect thereof not to exceed in aggregate amount on any date the lesser of (i) the Aggregate Revolving Commitment on such date and (ii) $2,500,000.

         "Letter of Credit Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all outstanding Letter of Credit Borrowings.

         "Letter of Credit Related Documents" means the Letters of Credit, the Letter of Credit Applications, the Letter of Credit Amendment Applications and any other document relating to any Letter of Credit, including any of the respective Issuing Bank's standard form documents for letter of credit issuances.

         "Level I" has the meaning specified in Section 2.09(a)(ii).

         "Level II" has the meaning specified in Section 2.09(a)(ii).

         "Level III" has the meaning specified in Section 2.09(a)(ii).

         "Level IV" has the meaning specified in Section 2.09(a)(ii).

         "Level V" has the meaning specified in Section 2.09(a)(ii).

         "Level VI" has the meaning specified in Section 2.09(a)(ii).

         "Lien" means any interest in any real or personal property or fixture which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, charge or other security interest of any kind, whether arising under a Security Instrument or as a matter of law, judicial process or otherwise, including the retained security title of a conditional vendor or lessor.

         "Loan Documents" means this Agreement (including the guaranty of Holdings set forth in Article X), each Collateral Document and all other agreements, instruments, notes, certificates or other documents evidencing, guaranteeing or securing the Revolving Loans, Letter of Credit Borrowings or the other obligations of Holdings, the Borrower or any Subsidiary Guarantor hereunder or under any Collateral Document.

         "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

         "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a material adverse effect on:

         (a) the operations, business, assets, properties, liabilities or condition (financial or otherwise) of the Borrower or of Holdings and its Subsidiaries taken as a whole; or

         (b) the rights and remedies of the Administrative Agent, the Collateral Agent and the Banks under this Agreement or under any other Loan Document.

         "Measurement Period" means (i) at any time on or prior to September 30, 1998 for purposes of determining compliance with Sections 8.07 and 8.08, the period from January 1, 1998 through the last day of Holdings' fiscal quarter then last ended (taken as one accounting period) and (ii) at any time thereafter and for all other purposes of this Agreement, each period of four consecutive fiscal quarters of Holdings (taken as one accounting period).

         "Moody's" means Moody's Investors Service, Inc.

         "Net Debt Proceeds" means, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

         "Net Insurance Proceeds" means, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

         "Net Sale Proceeds" means, in connection with any Asset Sale, the cash proceeds (including any cash payments received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received in cash) of such Asset Sale net of (i) reasonable transaction costs (including any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith actually incurred),
(ii) required debt payments (other than pursuant hereto), (iii) taxes estimated to be paid as a result of such Asset Sale and (iv) any portion of such cash proceeds which Holdings determines in good faith should be reserved for post-closing adjustments or liabilities (to the extent Holdings delivers to the Banks a certificate signed by a Responsible Officer of Holdings as to such determination).

         "NLP" means National Law Publishing Company, Inc., a Delaware corporation.

         "Notice of Borrowing" means a notice given by the Borrower to the Administrative Agent pursuant to Section 2.03(a), in substantially the form of Exhibit A.

         "Notice of Conversion/Continuation" means a notice given by the Borrower to the Administrative Agent pursuant to Section 2.04(b), in substantially the form of Exhibit B.

         "Obligations" means all Revolving Loans, Letter of Credit Borrowings and other indebtedness, advances, debts, liabilities, obligations, indemnities, expenses (including, without limitation, Attorney Costs), covenants and duties, of any kind or nature, owing by Holdings, the Borrower or any Subsidiary Guarantor to any Bank, the Administrative Agent, the Collateral Agent or any Issuing Banks in connection with this Agreement or any other Loan Document, in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and however acquired (including those acquired by assignment) or arising and whether or not for the payment of money or evidenced by any note, guarantee or other instrument.

         "OECD" means the Organization for Economic Cooperation and Development.

         "OLD ALM" means American Lawyer Media, L.P., the previous owner of the assets acquired by Holdings in the ALM Acquisition.

         "Originating Bank" has the meaning provided in Section 12.07(d).

         "Other Hedging Agreement" means any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

         "Other Taxes" has the meaning specified in Section 4.01(b).

         "Participant" has the meaning specified in Section 12.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Permitted Acquisition" has the meaning specified in Section 8.02(ix).

         "Permitted Holders" means Wasserstein and its Affiliates.

         "Permitted Liens" has the meaning provided in Section 8.01.

         "Person" means any natural person, corporation, firm, trust, partnership, limited liability company, business trust, association, government, governmental agency or authority, or any other entity, whether acting in an individual, fiduciary, or other capacity.

         "Plan" means any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "Pledge Agreement" means the Pledge Agreement in the form of Exhibit C, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

         "Pledged Securities" has the meaning specified in the Pledge Agreement.

         "Pro Forma Balance Sheet" means the pro forma unaudited consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 1997 after giving effect to the Transaction and the financing therefor, which pro forma consolidated balance sheet has been prepared in accordance with GAAP.

         "Projections" means the projections prepared by Holdings, dated January 30, 1998 and furnished to the Banks prior to the Closing Date.

         "Qualified Holdings Preferred Stock" means any preferred stock of Holdings so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision,
(ii) do not require the cash payment of dividends, (iii) do not contain any covenants, (iv) do not grant the holders thereof any voting rights except for
(x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of Holdings, or liquidations involving Holdings, and (v) are otherwise reasonably satisfactory to Bank of America (or any successor Administrative Agent) and the Syndication Agent.

         "Recovery Event" means the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Holdings or any of its Subsidiaries.

         "Reference Rate" means the rate of interest publicly announced from time to time by Bank of America in San Francisco as its "reference rate". It is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the Reference Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Register" has the meaning specified in Section 2.02.

         "Regulation D" means Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Replaced Bank" has the meaning specified in Section 4.08(b).

         "Replacement Bank" has the meaning specified in Section 4.08(b).

         "Reportable Event" means, an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulations issued under Section 4043 of
ERISA.

         "Required Banks" means Banks, the sum of whose Revolving Commitments (or after the termination thereof, outstanding Revolving Loans and Revolving Commitment Percentages of Letter of Credit Obligations) represent at least 51% of the Aggregate Revolving Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans and the aggregate Revolving Commitment Percentages of the total outstanding Letter of Credit Obligations at such time).

         "Requirement of Law" means, as to any Person, any law (statutory or common, including, without limitation, any Environmental Law and ERISA), treaty, rule or regulation or determination of a court or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" means, for Holdings, the Borrower or any Subsidiary thereof, its chairman of the board, its chief executive officer, its president, any of its executive vice presidents, its chief financial officer, but in any event, with respect to financial matters, the president or the chief financial officer of Holdings.

         "Revolving Commitment" means, for each Bank, the amount set forth opposite such Bank's name in Schedule 1.01(b) directly below the column entitled "Revolving Commitment," as such amount may be modified from time to time pursuant to the terms hereof.

         "Revolving Commitment Percentage" of any Bank at any time means a fraction (expressed as a percentage) the numerator of which is the Revolving Commitment of such Bank at such time and the denominator of which is the Aggregate Revolving Commitment at such time, provided that if the Revolving Commitment Percentage of any Bank is to be determined after the Aggregate Revolving Commitment has been terminated, then the Revolving Commitment Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

         "Revolving Loan" means a loan by a Bank to the Borrower under Section 2.01, which may be a Eurodollar Loan or a Base Rate Loan.

         "Revolving Termination Date" means the earlier to occur of (a) March 31, 2003 and (b) the date on which the Revolving Commitments shall terminate in accordance with the provisions hereof.

         "S&P" means Standard & Poor's Ratings Service, a division of McGraw Hill, Inc.

         "Section 4.01(f)(i) Certificate" has the meaning specified in Section 4.01(f).

         "Security Agreement" means the Security Agreement in the form of Exhibit F, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

         "Security Instrument" means any security agreement, chattel mortgage, assignment, pledge agreement, financing or similar statement or notice, continuation statement, other agreement or instrument, or amendment or supplement to any thereof, providing for, evidencing or perfecting any security interest.

         "Significant Subsidiary" has the meaning set forth in the Holdings Senior Discount Note Indenture or in the Borrower Senior Note Indenture.

         "Specified Default" means (i) any Default under Section 9.01(a), 9.01(f) or 9.01(g), and (ii) any Event of Default.

         "Standby Letter of Credit" has the meaning specified in Section
3.01(a).

         "Subsidiary" of a Person means any corporation, association, partnership or other business entity of which more than 50% of the voting stock or other voting equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

         "Subsidiary Guarantor" means each of the Domestic Subsidiaries of the Borrower listed on Schedule 1.01(c) and each other Domestic Subsidiary of the Borrower (and, to the extent Section 7.12 is operative, each Foreign Subsidiary of the Borrower) that hereafter executes and delivers a Guarantor Supplement.

         "Subsidiary Guaranty" means the Guaranty in the form of Exhibit E, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "Syndication Agent" means BancBoston Securities Inc.

         "Taxes" has the meaning specified in Section 4.01(a).

         "Total Leverage Ratio Certificate" means a certificate duly executed by a Responsible of Holdings, substantially in the form of Exhibit G (with such changes thereto as may be agreed upon from time to time by the Administrative Agent and Holdings), and including therein, among other things, calculations supporting the information contained therein.

         "Trade Letter of Credit" has the meaning specified in Section 3.01(a).

         "Transaction" means, collectively, (i) the Acquisition and the related refinancing of certain indebtedness of the Borrower, NLP and their Subsidiaries,
(ii) the issuance of the Borrower Senior Notes as part of the Acquisition, (iii) the issuance of the Holdings Senior Discount Notes as part of the Acquisition,
(iv) the $73,500,000 in equity contributions received by Holdings as part of the Acquisition and (v) the entering into of this Agreement and the occurrence of the Closing Date.

         "Transferee" has the meaning specified in Section 12.08.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

         "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

         "United States" and "U.S." each means the United States of America.

         "Voting Stock" of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Wasserstein" means Wasserstein Perella Group Inc., a Delaware corporation.

         "WP Management" means WP Management Partners, L.L.C., a Delaware limited liability company.

         "Wholly-Owned Subsidiary" means, as to any Person, (i) any corporation 100% of whose capital stock (other than director's or other qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         1.02 Other Definitional Provisions.

         (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

         (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

         (c) Certain Common Terms.

                  (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  i (ii) The terms "including" or "include" are not limiting and mean "including without limitation" or "include without limitation".

          (d) Performance; Time. Subject to the definition of the term "Interest Period" in Section 1.01, whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

          (e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

          (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing such statute or regulation.

         1.03 Accounting Principles. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted in accordance with GAAP. Unless the context otherwise clearly requires, all financial computations required under this Agreement shall be made in accordance with generally accepted accounting principles applied in a manner consistent with those in effect on December 31, 1997.

                                   ARTICLE II.

                              THE CREDIT FACILITIES

         2.01 Amounts and Terms of Commitments.

                  Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Loans to the Borrower from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount of such Bank's Revolving Commitment; provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount of all outstanding Letter of Credit Obligations (exclusive of unpaid drawings under any Letter of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans), shall not exceed the Aggregate Revolving Commitment. Within such limits, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans under this Section 2.01, prepay pursuant to
         Section 2.06 or 2.07(a) and reborrow pursuant to this Section 2.01.

                  2.02 Loan Accounts and Register; Notes.

                  (a) The Revolving Loans made by, and the Revolving Commitments of, each Bank shall be evidenced by one or more loan accounts maintained by such Bank and the Register maintained by the Administrative Agent in the ordinary course of business. The Register maintained by the Administrative Agent shall, in the event of a discrepancy between the entries in the Administrative Agent's books and any Bank's books relating to such matters, be controlling and, absent manifest error, shall be conclusive as to the amount of the Revolving Loans made by the Banks to the Borrower, the interest and payments thereon and any other amounts owing in respect of this Agreement. Any failure to make a notation in the Register or any such loan account or any error in doing so shall not limit or otherwise affect the obligations of the Borrower hereunder to pay any amount owing with respect to the Revolving Loans. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 2.02, to maintain a register (the "Register") on which it will record the Revolving Commitments from time to time of each of the Banks, the Revolving Loans made by each of the Banks and each repayment in respect of the principal amount of the Revolving Loans of each Bank. With respect to any Bank, the transfer of the Revolving Commitments of such Bank and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Commitments and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Commitments and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to Section 12.07(a). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 2.02.

                  (b) If requested by any Bank for purposes of Section 12.07(e), the Borrower shall execute and deliver to such Bank (and deliver a copy thereof to the Administrative Agent) one or more promissory notes evidencing the Revolving Loans owing to such Bank pursuant to this Agreement. Any such note shall be in a form prescribed by the Borrower and the Administrative Agent and shall be entitled to all of the rights and benefits of this Agreement and the other Loan Documents.

                  2.03 Procedure for Borrowing.

                  (a) Each Borrowing of Revolving Loans (other than a Borrowing of Revolving Loans pursuant to Section 3.03(b)) shall be made upon the Borrower's irrevocable written notice delivered to the Administrative Agent in accordance with Section 12.02 in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent
         (i) prior to 11:30 a.m. (New York City time) not less than three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans and (ii) prior to 11:30 a.m. (New York City time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                           (A) the amount of the Borrowing, which shall be in an
                  aggregate minimum principal amount of $1,000,000 or any multiple of $50,000 in excess thereof;

                           (B) the requested Borrowing Date, which shall be a
                  Business Day;

                           (C) whether the Borrowing is to be comprised of
                  Eurodollar Loans or Base Rate Loans; and

                           (D) the duration of the Interest Period, if any,
                  applicable to such Revolving Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Loans, such Interest Period shall be one month.

                  (b) Upon receipt of the Notice of Borrowing, the Administrative Agent will promptly notify each Bank of the contents thereof and of the amount of such Bank's Revolving Commitment Percentage of the requested Borrowing.

                  (c) Each Bank will make the amount of its Revolving Commitment Percentage of each Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office by 2:00 p.m. (New York City time) on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Unless any applicable condition of Article V has not been satisfied, the proceeds of all such Revolving Loans (other than Revolving Loans made pursuant to Section 3.03(b)) will then be made available to the Borrower by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Borrower.

                  (d) Upon the occurrence and during the continuance of any Specified Default, the Borrower shall not have the right to elect (and shall not elect) to have a Revolving Loan be made as a Eurodollar Loan.

                  (e) After giving effect to any Borrowing, there shall not be more than eight different Interest Periods in effect in respect of all Revolving Loans.

                  2.04 Conversion and Continuation Elections for Revolving Borrowings.

                  (a) The Borrower may upon irrevocable written notice to the Administrative Agent in accordance with paragraph (b) below:

                           (i) elect to convert on any Business Day, any Base
                  Rate Loans (or any part thereof in an amount of not less than $1,000,000 or an integral multiple of $50,000 in excess thereof) into Eurodollar Loans;

                           (ii) elect to convert on the last day of the Interest
                  Period with respect thereto, any Eurodollar Loans (or any part thereof in an amount of not less than $1,000,000 or an integral multiple of $50,000 in excess thereof) into Base Rate Loans; or

                           (iii) elect to continue on the last day of the
                  Interest Period with respect thereto, any Eurodollar Loans (or any part thereof in an amount of not less than $1,000,000 or an integral multiple of $50,000 in excess thereof);

         provided, however, (x) that if the aggregate amount of a Borrowing comprised of Eurodollar Loans shall have been reduced, by payment, prepayment or conversion of part thereof to be less than $1,000,000, the Eurodollar Loans comprising such Borrowing shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Eurodollar Loans shall terminate and (y) Eurodollar Loans with Interest Periods of more than one month may not be selected until the 90th day after the Closing Date.

         (b) The Borrower shall deliver a Notice of Conversion/Continuation in accordance with Section 12.02 to be received by the Administrative Agent not later than (i) 11:30 a.m. (New York City time) not less than three Business Days in advance of the Conversion Date or Continuation Date, if the Revolving Loans are to be converted into or continued as Eurodollar Loans and (ii) no later than 11:30 a.m. (New York City time) on the requested Conversion Date, if the Revolving Loans are to be converted into Base Rate Loans, specifying:

                           (A) the Revolving Loans to be converted or continued;

                           (B) the proposed Conversion Date or Continuation Date
                  which shall be a Business Day;

                           (C) the aggregate principal amount of Revolving Loans
                  to be converted or continued;

                           (D) the nature of the proposed conversion or
                  continuation; and

                           (E) the duration of the requested Interest Period, if
                  applicable.

                  (c) If upon the expiration of any Interest Period applicable to Eurodollar Loans, the Borrower has failed to select timely a new Interest Period or the Borrower is not permitted to elect a new Interest Period, such Revolving Loans shall automatically convert into Base Rate Loans.

                  (d) Upon receipt of a Notice of Conversion/ Continuation, the Administrative Agent will promptly notify each Bank of the contents thereof, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each such Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans with respect to which the notice was given.

                  (e) Upon the occurrence and during the continuance of any Specified Default, the Borrower shall not elect to have a Revolving Loan converted into or continued as a Eurodollar Loan.

                  (f) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Revolving Loans, there shall not be more than eight different Interest Periods in effect in respect of all Revolving Loans.

                  2.05 Reduction and Termination of Commitments.

                  (a) The Borrower may, upon not less than three Business Days' prior notice to the Administrative Agent, terminate the Aggregate Revolving Commitment (including the Letter of Credit Commitment) or permanently reduce the Aggregate Revolving Commitment (including the Letter of Credit Commitment) by an aggregate minimum amount of $5,000,000 or any multiple of $100,000 in excess thereof; provided, however, that no such reduction or termination shall be permitted if after giving effect thereto and to any prepayment of the Revolving Loans made on the effective date thereof, (i) the then outstanding principal amount of the Revolving Loans plus the outstanding Letter of Credit Obligations would exceed the Aggregate Revolving Commitment then in effect or (ii) the aggregate amount of Letter of Credit Obligations would exceed the Letter of Credit Commitment then in effect; and, provided further, that once reduced in accordance with this Section 2.05, the Aggregate Revolving Commitment (including the Letter of Credit Commitment) may not be increased.

                  (b) The Aggregate Revolving Commitment (and the Revolving Commitment of each Bank) shall terminate in its entirety on April 15, 1998 unless the Closing Date shall have occurred on or prior to such date.

                  (c) The Aggregate Revolving Commitment (and the Revolving Commitment of each Bank) shall terminate in its entirety on the Revolving Termination Date.

                  (d) The Aggregate Revolving Commitment (and the Revolving Commitment of each Bank) shall terminate in its entirety on the date on which a Change of Control occurs.

                  (e) On each date upon which Holdings or any of its Subsidiaries receives any proceeds from any incurrence by Holdings or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred under Section
         8.04 as in effect on the Closing Date), the Aggregate Revolving Commitment shall be permanently reduced by an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness. Nothing in this clause (e) shall be deemed to permit the issuance of any Indebtedness not otherwise permitted under this Agreement.

                  (f) On each date upon which Holdings or any of its Subsidiaries receives any proceeds from any Asset Sale, the Aggregate Revolving Commitment shall be permanently reduced by an amount equal to 100% of the Net Sale Proceeds from such Asset Sale, provided that with respect to no more than $5,000,000 in the aggregate of such Net Sale Proceeds in any fiscal year of Holdings, such Net Sale Proceeds shall not give rise to a reduction pursuant to this clause (f) to the extent that no Default or Event of Default then exists and Holdings has delivered a certificate of one of its Responsible Officers to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used to purchase replacement assets used or to be used in the Borrower's or any of its Subsidiaries' business within 265 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such Net Sale Proceeds are not so reinvested within such 265 day period (or such earlier date, if any, as the Board of Directors of the Borrower determines not to so reinvest such Net Sale Proceeds), the Aggregate Revolving Commitment shall be permanently reduced on the last day of such period (or such earlier date, as the case may be) by an amount equal to such remaining portion. Nothing in this clause (f) shall be deemed to permit any Asset Sale not otherwise permitted under this Agreement.

                  (g) Within 10 days following each date upon which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, the Aggregate Revolving Commitment shall be permanently reduced by an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event, provided that so long as no Default or Event of Default then exists and such proceeds from such Recovery Event do not exceed $2,000,000, such proceeds shall not give rise to a reduction pursuant to this clause (g) on such date to the extent that Holdings has delivered a certificate of one of its Responsible Officers to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 265 days following the date of receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if the amount of such proceeds exceeds $2,000,000, then the entire amount of such proceeds and not just the portion in excess of $2,000,000 shall be applied as provided above in this clause (g), and (ii) if all or any portion of such proceeds are not contractually committed to be used within 180 days after the date of receipt of such proceeds and are not actually used within 265 days after the date of receipt of such proceeds to effect such restoration or replacement (or such earlier date, if any, as the Board of Directors of the Borrower determines not to so reinvest such Net Insurance Proceeds), the Aggregate Revolving Commitment shall be permanently reduced on the last day of such 180-day or 265-day period, as the case may be (or such earlier date, as the case may be), by an amount equal to such remaining portion.

                  (h) On each Excess Cash Payment Date, the Aggregate Revolving Commitment shall be permanently reduced by an amount equal to the Applicable Excess Cash Flow Percentage of the Excess Cash Flow for the relevant Excess Cash Payment Period; provided, however, that no such reduction pursuant to this clause (h) shall be required to the extent that no Default or Event of Default then exists and the Consolidated Total Leverage Ratio on such Excess Cash Payment Date (before giving effect to any such reduction on such date) is less than 4.00:1.00 as demonstrated in the Total Leverage Ratio Certificate delivered to the Administrative Agent in accordance with Section 12.02 at such time.

                  (i) Any reduction of the Aggregate Revolving Commitment and the Letter of Credit Commitment pursuant to this Section 2.05 shall be applied pro rata to each Bank's Revolving Commitment in accordance with such Bank's Revolving Commitment Percentage. The amount of any such reduction of the Aggregate Revolving Commitment shall not be applied to the Letter of Credit Commitment unless otherwise specified by the Borrower or required by the definition thereof. The Administrative Agent shall promptly notify the Banks of any reduction or termination of the Aggregate Revolving Commitment.

                  2.06 Voluntary Prepayments.

                  (a) The Borrower may, prior to 11:30 a.m. (New York City time), upon at least three Business Days' notice to the Administrative Agent in the case of Eurodollar Loans, and prior to 11:30 a.m. (New York City time), upon same day notice on any Business day in the case of Base Rate Loans, ratably prepay Revolving Loans, in whole or in part in amounts of $100,000 or an integral multiple of $50,000 in excess thereof.

                  (b) Any notice of prepayment delivered pursuant to this
         Section 2.06 shall specify the date and amount of such prepayment, the type of Revolving Loans to be prepaid, including whether such prepayment is of Base Rate Loans or Eurodollar Loans or any combination thereof. Each such notice shall be irrevocable by the Borrower and the Administrative Agent will promptly notify each Bank thereof and of such Bank's Revolving Commitment Percentage of such prepayment. If such notice is given by the

         Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and the amounts, if any, required pursuant to
         Section 4.04; provided that interest shall be paid in connection with any such prepayment of Base Rate Loans (other than a prepayment in full) on the next occurring Interest Payment Date.

                  2.07 Mandatory Prepayments.

                  (a)(i) If on any date the aggregate unpaid principal amount of outstanding Revolving Loans plus the outstanding Letter of Credit Obligations (to the extent not Cash Collateralized pursuant to clause
         (ii) below or as provided for in Section 3.07) exceeds the Aggregate Revolving Commitment the Borrower shall immediately prepay the amount of such excess.

                  (ii) If on any date the aggregate amount of all Letter of Credit Obligations shall exceed the Letter of Credit Commitment, the Borrower shall Cash Collateralize on such date its obligations in respect of Letters of Credit in an amount equal to the excess of the Letter of Credit Obligations over the Letter of Credit Commitment.

                  (b) The Borrower shall pay, together with each prepayment made by the Borrower under this Section 2.07, accrued interest on the amount prepaid and any amounts required pursuant to Section 4.04; provided that interest shall be paid in connection with any such prepayment of Base Rate Loans (other than a prepayment in full) on the next occurring Interest Payment Date.

                  (c) Any prepayments pursuant to this Section 2.07 made on a day other than an Interest Payment Date for any Revolving Loan shall be applied first to any Base Rate Loans then outstanding and then to Eurodollar Loans with the shortest Interest Periods remaining.

                  (d) The Borrower shall repay in full all outstanding Revolving Loans on the date on which a Change of Control occurs.

                  2.08 Repayment of Principal.

         The Borrower shall repay in full on the Revolving Termination Date the aggregate principal amount of the Revolving Loans outstanding on such date.

                  2.09 Interest.

                  (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the Borrowing Date applicable thereto until it becomes due at a rate per annum equal to the Base Rate or the Eurodollar Rate, as the case may be, plus the Applicable Margin then in effect as set forth below:

                  (i) for the period commencing on the Closing Date and ending on the day immediately preceding the First Adjustment Date:


                               Applicable Margin

                  Base Rate                    1.500%
                  Eurodollar Rate              2.500%


                  (ii) from and after the First Adjustment
         Date, for each period beginning on an Adjustment Date to the next succeeding Adjustment Date, the rate per annum for the relevant type of Revolving Loan set forth below opposite the Consolidated Total Leverage Ratio determined as at the end of the last fiscal quarter ended prior to the first day of such period:


                                                                             Applicable Margin
                                                                      Eurodollar               Base
                                                                         Rate                  Rate
                                                                         ----                  ----

 Consolidated Total Leverage Ratio is less than 5.00 to 1.00              1.250%              0.250%
 ("Level I")
 ---------
 Consolidated Total Leverage Ratio is less than 5.50 to 1.0 but           1.625%              0.625%
 greater than or equal to 5.00 to 1.00 ("Level II")
                                         --------
 Consolidated Total Leverage Ratio is less than 6.00 to 1.00 but          1.875%              0.875%
 greater than or equal to 5.50 to 1.00 ("Level III")
                                         ---------
 Consolidated Total Leverage Ratio is less than 6.50 to 1.00 but          2.125%              1.125%
 greater than or equal to 6.00 to 1.00 ("Level IV")
                                         --------
 Consolidated Total Leverage Ratio is less than 7.00 to 1.00 but          2.250%              1.250%
 greater than or equal to 6.50 to 1.00 ("Level V")
                                         -------
 Consolidated Total Leverage Ratio is greater than or equal to            2.500%              1.500%
 7.00 to 1.00 ("Level VI")
                --------


                  (iii) If by the last day for determining any Adjustment Date, Holdings has failed to deliver a Total Leverage Ratio Certificate as at the end of the fiscal quarter ended immediately prior to such Adjustment Date, interest for the next succeeding period commencing on such Adjustment Date to the next succeeding Adjustment Date shall be computed as if the Consolidated Total Leverage Ratio were at Level VI; provided, however, to the extent that Holdings thereafter delivers a Total Leverage Ratio Certificate in respect of such preceding fiscal quarter during such succeeding period, interest for the remainder of such succeeding period shall be computed at the rate prescribed by
         Section 2.09(a)(ii). In addition, at any time that a Specified Default shall exist, the Applicable Margin shall be computed as if the Consolidated Total Leverage Ratio were at Level VI.

         (b) Except as provided in the last sentence of Section 2.09(a)(iii) or in the proviso to the first sentence of Section 2.09(a)(iii), any change in the Applicable Margin due to a change in the Consolidated Total Leverage Ratio shall be effective on the applicable Adjustment Date and shall apply to all Revolving Loans that are outstanding at any time during the period commencing on such Adjustment Date and ending on the date immediately preceding the next Adjustment Date.

         (c) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any portion of Revolving Loans (excluding Base Rate Loans) for the portion of such Revolving Loans so prepaid and upon payment (including prepayment) of any Revolving Loans (including Base Rate Loans) in full. In addition, interest which accrues under Section 2.09(d) also shall be paid on demand by the Administrative Agent or the Required Banks.

         (d) If any amount of principal of or interest on any Revolving Loan, or any other regularly scheduled amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Borrower shall pay interest (after as well as before judgment) on the overdue principal amount of all outstanding Loans at the applicable rate per annum provided in this Section 2.09 plus 2% and on all other overdue amounts (including interest to the extent permitted by law), at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2%.

         (e) Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the Borrower shall only pay such Bank interest at the highest rate permitted by applicable law.

         2.10 Fees. In addition to fees described in Section 3.08:

         (a) Commitment Fees.

                  The Borrower shall pay to the Administrative Agent for the account of each Bank a commitment fee on the daily unused portion of such Bank's Revolving Commitment, computed on a quarterly basis in arrears, on each Interest Payment Date for Base Rate Loans based upon the daily utilization for the previous three month period as calculated by the Administrative Agent, equal to (A) for the period from the Closing Date to the First Adjustment Date, 0.50% per annum and (B) from and after the First Adjustment Date, for each period commencing on an Adjustment Date to the next succeeding Adjustment Date, the rate per annum set forth below opposite the relevant Level of Consolidated Total Leverage Ratio determined as at the end of the last fiscal quarter ended prior to the first day of such period:


                           Consolidated Total Leverage Ratio

                           Level I             0.300%
                           Level II            0.375%
                           Level III           0.450%
                           Level IV            0.450%
                           Level V             0.500%
                           Level VI            0.500%


         provided, however, that if by the last day for determining any Adjustment Date, Holdings has failed to deliver a Total Leverage Ratio Certificate as at the end of the fiscal quarter ended immediately prior to such Adjustment Date, the commitment fee for the next succeeding period beginning on such Adjustment Date to the next succeeding Adjustment Date shall be computed as if the Consolidated Total Leverage Ratio were at Level VI; provided further, however, to the extent that Holdings thereafter delivers a Total Leverage Ratio Certificate in respect of such preceding fiscal quarter during such succeeding period the commitment fee for the remainder of such succeeding period shall be computed at the rate prescribed in the table above in this Section 2.10(a)(i). In addition, at any time that a Specified Default shall exist, the commitment fee shall be computed as if the Consolidated Total Leverage Ratio were at Level VI. Such commitment fees shall be paid in arrears on each Interest Payment Date for Base Rate Loans.

                  (b) Other Fees. The Borrower shall pay such other fees as have or may be agreed between or among Holdings, the Borrower and the Administrative Agent from time to time.

                  2.11 Computation of Fees and Interest.


                  (a) All computations of interest payable in respect of Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a 360-day year (of 12 months with 30 days each) and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b) The Administrative Agent will promptly notify the Borrower and the Banks of each determination of the Eurodollar Rate; provided, however, that any failure to do so shall not relieve the Borrower of any liability hereunder. Except as otherwise provided in the last sentence of Section 2.09(a)(iii) or in the proviso to the first sentence of Section 2.09(a)(iii), any change in the interest rate on a Loan resulting from a change in the Applicable Margin shall become effective as of the opening of business on the relevant Adjustment Date. The Administrative Agent will promptly notify the Borrower and the Banks of the effective date and the amount of each such change, provided, however, that any failure to do so shall not relieve the Borrower of any liability hereunder.

                  (c) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

                  2.12 Payments by the Borrower.

                  (a) All payments (including prepayments) to be made by the Borrower on account of principal, interest, drawings under Letters of Credit, fees and other amounts required hereunder shall be made, except as otherwise expressly provided herein, without set-off or counterclaim and shall, except as otherwise expressly provided with respect to drawings under Letters of Credit and elsewhere herein, be made to the Administrative Agent for the ratable account of the Banks entitled thereto at the Administrative Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its share, if any, of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Administrative Agent later than 2:00 p.m. (New York City time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue until such payment is deemed to have been received.

                  (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, subject to the provisions set forth in the definition of the term "Interest Period" herein.

                  (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make the payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent as required hereunder on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank entitled thereto on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have made such payment in full to the Administrative Agent, each such Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate as in effect for each such day.

                  2.13 Payments by the Banks to the Administrative Agent.

                  (a) Unless the Administrative Agent shall have received notice from a Bank prior to 1:00 p.m. (New York City time) on the date of any proposed Borrowing that such Bank will not make available to the Administrative Agent for the account of the Borrower the amount of such Bank's Revolving Commitment Percentage of the Revolving Loans included in such Borrowing, the Administrative Agent may assume that each such Bank has made such amount available to the Administrative Agent as required hereunder on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any such Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, such Bank shall immediately make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate from the date of such Borrowing to the date on which the Administrative Agent recovers such amount from such Bank or the Borrower. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this Section 2.13(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Revolving Loan on the Borrowing Date for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the next Business Day following such Borrowing Date, the Administrative Agent may notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since such Borrowing Date, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans comprising such Borrowing.

                  (b) The failure of any Bank to make any Revolving Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Revolving Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Revolving Loan to be made by such other Bank on any Borrowing Date.

                  2.14 Sharing of Payments, etc.

                  (a) If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Obligations owing to it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Revolving Commitment Percentage of payments on account of the respective Obligations of the same kind obtained by all the Banks entitled thereto, such Bank shall forthwith
         (i) notify the Administrative Agent of such fact, and (ii) purchase from the other such Banks such participations in such Obligations made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other such Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Revolving Commitment Percentage (according to the proportion of (A) the amount of such paying Bank's required repayment to (B) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.14 and will in each case notify the Banks following any such purchases.

                  (b) The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section
         2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.09) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

                  2.15 Security and Guaranties.

                  (a) All Obligations of the Borrower, Holdings and the Subsidiary Guarantors under this Agreement and all other Loan Documents to which they are a party shall be secured in accordance with the Collateral Documents.

                  (b) All Obligations of the Borrower under this Agreement and all other Loan Documents to which it is a party shall be unconditionally guaranteed by Holdings pursuant to Article X and by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty.

                                  ARTICLE III.

                              THE LETTERS OF CREDIT

                  3.01 The Letter of Credit Subfacility.

                  (a) On the terms and conditions set forth herein, (i) each Issuing Bank agrees, (A) from time to time, on any Business Day during the period from the Closing Date to the date which is 30 days prior to the Revolving Termination Date to issue (x) irrevocable sight standby Letters of Credit (each such standby Letter of Credit, a "Standby Letter of Credit") for the account of the Borrower and (y) irrevocable sight commercial Letters of Credit (each such commercial Letter of Credit, a "Trade Letter of Credit" and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with Sections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit issued for the account of the Borrower; provided, however, that no Issuing Bank shall issue any Letter of Credit if as of the date of, and after giving effect to, the issuance of such Letter of Credit, (x) the aggregate amount of all Letter of Credit Obligations (exclusive of unpaid drawings under any Letter of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) plus the aggregate principal amount of all Revolving Loans shall exceed the Aggregate Revolving Commitment, or
         (y) the Letter of Credit Obligations (exclusive of unpaid drawings under any Letter of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) shall exceed the Letter of Credit Commitment. All Letters of Credit shall be denominated in Dollars. Notwithstanding anything to the contrary contained herein, BankBoston, N.A. shall be the Issuing Bank only in respect of the Existing Letter of Credit and with the Existing Letter of Credit being deemed issued for all purposes of this Agreement on the Closing Date.

                  (b) No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

                           (i) any order, judgment or decree of any Governmental
                  Authority shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;

                           (ii) such Issuing Bank has received written notice
                  from the Required Banks, the Administrative Agent or the Borrower on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                           (iii) the expiry date of any requested Letter of
                  Credit (x) is more than (A) in the case of Standby Letters of Credit, one year after the date of issuance or (B) in the case of Trade Letters of Credit, 180 days after the date of issuance, unless (in each case) the Required Banks and such Issuing Bank have approved such expiry date in writing or (y) is later than the 30th day prior to the Revolving Termination Date;

                           (iv) any requested Letter of Credit is not in form
                  and substance acceptable to such Issuing Bank, or the issuance, of a Letter of Credit shall violate any applicable policies of such Issuing Bank; or

                           (v) such Letter of Credit is in a face amount less
                  than $100,000.

                  3.02 Issuance, Amendment and Renewal of Letters of Credit.

                  (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower received by the respective Issuing Bank (with a copy sent by the Borrower to the Administrative Agent) at least five days (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of a Letter of Credit Application, and shall specify in form and detail satisfactory to such Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof;
         (v) the documents to be presented by
         the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may reasonably require.

                  (b) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, such Issuing Bank will, upon the written request of the Borrower received by the respective Issuing Bank (with a copy sent by the Borrower to the Administrative Agent) at least five days (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of a Letter of Credit Amendment Application and shall specify in form and detail satisfactory to such Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as such Issuing Bank may reasonably require. The respective Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

                  (c) The Administrative Agent will promptly notify the Banks of the issuance of any Letter of Credit.

                  (d) Each Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Borrower and upon the written request of the Borrower received by such Issuing Bank (with a copy sent by the Borrower to the Agent) at least five days (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, such Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of a Letter of Credit Amendment Application, and shall specify in form and detail satisfactory to such Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as such Issuing Bank may reasonably require. No Issuing Bank shall be under any obligation to renew any Letter of Credit if such Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement. If any outstanding Standby Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the respective Issuing Bank that such Standby Letter of Credit shall not be renewed, and if at the time of renewal such Issuing Bank would be entitled to authorize the automatic renewal of such Standby Letter of Credit in accordance with this Section 3.02(d) upon the request of the Borrower but such Issuing Bank shall not have received any Letter of Credit Amendment

         Application from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, such Issuing Bank shall nonetheless be permitted to allow such Standby Letter of Credit to be renewed, and the Borrower and the Banks hereby authorize such renewal, and, accordingly, such Issuing Bank shall be deemed to have received a Letter of Credit Amendment Application from the Borrower requesting such renewal.

                   (e) This Agreement shall control in the
         event of any conflict with any Letter of Credit Related Document (other than any Letter of Credit).

                   (f) Each Issuing Bank will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

                  3.03 Participations, Drawings and Reimbursements.

                  (a) Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the respective Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Revolving Commitment Percentage of such Bank times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.10(a), each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Bank by an amount equal to the amount of such participation.

                  (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the respective Issuing Bank will promptly notify the Borrower. The Borrower shall reimburse the respective Issuing Bank prior to 2:00 p.m. (New York City time), on the Business Day immediately following each date that any amount is paid by such Issuing Bank under any Letter of Credit (each such date on which any amount is so paid by such Issuing Bank, a "Disbursement Date"), in an amount equal to the amount so paid by such Issuing Bank. In the event the Borrower shall fail to reimburse the respective Issuing Bank for the full amount of any drawing under any Letter of Credit by 2:00 p.m. (New York City time) on the Business Day immediately following the respective Disbursement Date, such Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Loans consisting of Base Rate Loans be made by the Banks (and hereby irrevocably consents to such deemed request) pursuant to Section 2.01 to be disbursed on the Business Day immediately following the respective Disbursement Date under such Letter of Credit. Any notice given by the respective Issuing Bank or the Administrative Agent pursuant to this Section 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided, however, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (c) Each Bank shall upon receipt of any notice pursuant to
         Section 3.03(b) make available to the Administrative Agent for the account of the respective Issuing Bank an amount in Dollars and in immediately available funds equal to its Revolving Commitment Percentage of the amount of the drawing, whereupon the Banks shall (subject to Section 3.03(d)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Borrower in that amount. If any Bank so notified shall fail to make available to the Administrative Agent for the account of the respective Issuing Bank the amount of such Bank's Revolving Commitment Percentage of the amount of the drawing by no later than 2:00 p.m. (New York City time) on the Business Day immediately following the respective Disbursement Date, then interest shall accrue on such Bank's obligation to make such payment, from the Business Day immediately following the respective Disbursement Date to the date such Bank makes such payment, at a rate per annum equal to (i) the Federal Funds Rate in effect from time to time during the period commencing on the later of the Business Day immediately following the respective Disbursement Date and the date such Bank receives notice of the Disbursement Date prior to 2:00 p.m. (New York City time) on such date and ending on the date three Business Days thereafter, and (ii) thereafter at the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans. The Administrative Agent will promptly give notice of the occurrence of the Disbursement Date, but failure of the Administrative Agent to give any such notice on the Disbursement Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

                  (d) With respect to any unreimbursed drawing which is not converted into Revolving Loans consisting of Base Rate Loans to the Borrower in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Borrower shall be deemed to have incurred from the respective Issuing Bank a Letter of Credit Borrowing in the amount of such drawing, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest from the respective Disbursement Date at a rate per annum equal to the Base Rate, plus the Applicable Margin for Base Rate Loans, plus in the case of any Letter of Credit Borrowing outstanding after the Business Day immediately following the respective Disbursement Date, 2% per annum, and each Bank's payment to the respective Issuing Bank pursuant to
         Section 3.03(c) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing.

                  (e) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or fund its participation in any Letter of Credit Borrowing, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit shall be absolute and unconditional and without recourse to the respective Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, defense or other right which such Bank may have against such Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  3.04 Repayment of Participations.

                  (a) Upon (and only upon) receipt by the Administrative Agent for the account of the respective Issuing Bank of funds from the Borrower (i) in reimbursement of any payment made by such Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Administrative Agent for the account of such Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03, or (ii) in payment of interest on amounts described in clause (i), the Administrative Agent will pay to each Bank, in the same funds as those received by the Administrative Agent for the account of such Issuing Bank, the amount of such Bank's Revolving Commitment Percentage of such funds, and such Issuing Bank shall receive the amount of the Revolving Commitment Percentage of such funds of any Bank that did not so pay the Administrative Agent for the account of the Issuing Bank.

                  (b) If the Administrative Agent or any Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any similar official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Administrative Agent for the account of such Issuing Bank pursuant to Section 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or such Issuing Bank the amount of its Revolving Commitment Percentage of any amounts so returned by the Administrative Agent or such Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent or such Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

                  3.05 Role of the Issuing Bank.

                  (a) Each Bank and the Borrower agree that, in paying any drawing under a Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) No Issuing Bank nor any of the respective correspondents, participants or assignees of such Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Banks; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit Related Document.

                  (c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit. No Issuing Bank nor any of the respective correspondents, participants or assignees of such Issuing Bank, shall be liable or responsible for any of the matters described in clauses
         (i) through (vii) of Section 3.06; provided, however, that the Borrower may have a claim against such Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank's willful misconduct or gross negligence or such Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.06 Obligations Absolute. The obligations of the Borrower under this Agreement and any Letter of Credit Related Document to reimburse the respective Issuing Bank for a drawing under a Letter of Credit, and to repay any Letter of Credit Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Related Document under all circumstances, including the following:

                  (i) any lack of validity or enforceability of this Agreement or any Letter of Credit Related Document;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Letter of Credit Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that the Borrower or any Subsidiary of the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the respective Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Related Documents or any unrelated transaction;

                  (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                  (v) any payment by the respective Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the respective Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

         3.07 Cash Collateral Pledge. Upon (a) the request of the Administrative Agent, (i) if any Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing hereunder, or (ii) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (b) the occurrence of the circumstances described in Section 2.07(a) requiring the Borrower to Cash Collateralize Letters of Credit, then the Borrower shall immediately Cash Collateralize the Letter of Credit Obligations in an amount equal to such Letter of Credit Obligations (or in the case of clause (ii) above, the excess amount required pursuant to Section 2.07(a)) and such cash will be held as security for all Obligations of the Borrower to the Banks hereunder in a cash collateral account to be established by the Administrative Agent, and during the existence of an Event of Default, the Administrative Agent may, upon the request of the Required Banks, apply such amounts so held to the payment of such outstanding Obligations.

                  3.08 Letter of Credit Fees.

                  (a) The Borrower shall pay to the Administrative Agent for the account of each Bank a letter of credit fee with respect to the Letters of Credit computed on the daily maximum amount available to be drawn of the outstanding Letters of Credit, on each Interest Payment Date for Base Rate Loans based upon Letters of Credit outstanding for the previous three-month period. The letter of credit fee shall be equal to
         (i) for the period from the Closing Date to the First Adjustment Date, 2.500% per annum and (ii) from and after the First Adjustment Date, for each period commencing on an Adjustment Date to the next succeeding Adjustment Date, the rate per annum set forth below opposite the relevant Level of Consolidated Total Leverage Ratio determined as at the end of the last fiscal quarter ended prior to the first day of such period:


                                    Consolidated Total Leverage Ratio
                                    Level I             1.250%
                                    Level II            1.625%
                                    Level III           1.875%
                                    Level IV            2.125%
                                    Level V             2.250%
                                    Level VI            2.500%


         provided, however, that if by the day for determining any Adjustment Date Holdings has failed to deliver a Total Leverage Ratio Certificate as at the end of the fiscal quarter ended immediately prior to such Adjustment Date, the letter of credit fee for the next succeeding period beginning on such Adjustment Date to the next succeeding Adjustment Date shall be computed as if the Consolidated Total Leverage Ratio were at Level VI; provided further, however, to the extent that Holdings thereafter delivers a Total Leverage Ratio Certificate in respect of such preceding fiscal quarter during such succeeding period, the letter of credit fee for the remainder of such succeeding period shall be computed at the rate prescribed in the table above in this
         Section 3.08(a). In addition, at any time that a Specified Default shall exist, the letter of credit fee shall be computed as if the Consolidated Total Leverage Ratio were at Level VI. Such letter of credit fee shall be due and payable in arrears on each Interest Payment Date for Base Rate Loans.

                  (b) The Borrower shall pay to such Issuing Bank a letter of credit fronting fee for each Letter of Credit issued by such Issuing Bank equal to .15% per annum of the face amount of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable in arrears on each Interest Payment Date for Base Rate Loans.

                  (c) The Borrower shall pay to such Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect.

         3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce shall in all respects be deemed a part of this Article III as if incorporated herein and (unless otherwise expressly provided in the Letters of Credit) shall apply to the Letters of Credit.

                                   ARTICLE IV.

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.01 Taxes.

                  (a) Subject to Section 4.01(g), any and all payments made by Holdings and the Borrower to any Bank or the Administrative Agent under this Agreement shall be made without setoff, counterclaim or other defense and shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, duties, fees, assessments, charges or withholdings or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent (except as otherwise provided in Section 4.01(c)), as the case may be, such taxes as are imposed on or measured by such Person's net income or net profits by the jurisdiction under the laws of which such Person is organized or has its principal office or in which the Lending Office of such Person is located or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, duties, fees, assessments or other charges, withholdings and liabilities being hereinafter referred to as "Taxes").

                  (b) In addition, the Borrower and Holdings shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) Subject to Section 4.01(g), the Borrower and Holdings shall indemnify and hold harmless each Bank and the Administrative Agent for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under Section 4.01(d) and this Section 4.01(c)) and (ii) the full amount of all taxes imposed on or measured by the net income or net profits of such Bank or the Administrative Agent pursuant to the laws of the jurisdiction in which such Bank or the Administrative Agent is organized or has its principal office or in which the Lending Office of such Person is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank or the Administrative Agent is organized or has its principal office or in which their Lending Office is located paid by such Bank or the Administrative Agent as a result of amounts payable by the Borrower under Section 4.01(d) and this Section 4.01(c), and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such taxes or other liabilities were correctly or legally asserted.

                  (d) If the Borrower or Holdings shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then, subject to Section 4.01(g):

                           (i) the sum payable shall be increased as necessary
                  so that after making all required deductions (including deductions applicable to additional sums payable under this
                  Section 4.01(d)) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) the Borrower or Holdings shall make such
                  deductions; and

                           (iii) the Borrower or Holdings shall pay the full
                  amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (e) Within 30 days after the date of any payment by the Borrower or Holdings of Taxes or Other Taxes is due pursuant to applicable law, such Person shall furnish to the Administrative Agent, at its address referred to in Section 12.02, the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

                  (f) Each Bank which is organized under the laws of a jurisdiction outside the United States agrees that:

                           (i) it shall, no later than the Closing Date (or, in
                  the case of a Bank which becomes a party hereto pursuant to
                  Section 12.07 after the Closing Date, the date upon which such Bank becomes a party hereto) (A) deliver to the Borrower and the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that such Bank is on the date of delivery thereof entitled to receive all payments under this Agreement free from withholding of United States Federal income tax or (B) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Form 1001 or 4224 pursuant to clause (A) above, deliver to the Borrower and the Administrative Agent (x) a certificate substantially in the form of Exhibit O (any such certificate, a "Section 4.01(f)(i) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 or any successor thereto ("Form W-8") certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement;

                           (ii) if at any time such Bank makes any change in its
                  place of incorporation or fiscal residence necessitating a new Form 4224 or Form 1001 or Form W-8 and a Section 4.01(f)(i) Certificate, as the case may be, such Bank shall promptly deliver to the Borrower and the Administrative Agent in replacement for, or in addition to, the forms previously delivered by such Bank hereunder, two accurate and complete signed originals of Form 4224 or Form 1001 or Form W-8 and
                  Section 4.01(f)(i) Certificate, as appropriate, in each case indicating that such Bank is on the date of delivery thereof entitled to receive all payments under this Agreement free from withholding of United States Federal income tax;

                           (iii) it shall, to the extent it is legally entitled
                  to do so, before or promptly after such Bank makes any change of a Lending Office or its principal office, or the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 or Form W-8 and a Section 4.01(f)(i) Certificate, as the case may be, previously delivered by such Bank, deliver to the Borrower and the Administrative Agent two accurate and complete original signed copies of Form 4224 or Form 1001 or Form W-8 and a
                  Section 4.01(f)(i) Certificate, as appropriate, in replacement for the forms previously delivered by such Bank indicating that such Bank continues to be entitled to receive all payments under this Agreement free from any withholding of any United States Federal income tax;

                           (iv) it shall, to the extent it is legally entitled
                  to do so, promptly upon the Borrower's or the Administrative Agent's reasonable request to that effect, deliver to the Borrower or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's complete exemption from withholding on all payments under this Agreement; and

                           (v) without limiting or restricting any Bank's right
                  to increased amounts under Section 4.01(d) from the Borrower and Holdings upon satisfaction of such Bank's obligations under the provisions of this Section 4.01(f), if such Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may (but shall not be obligated to) withhold from any interest payable to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other administrative documentation required by clause (i) are not delivered to the Administrative Agent, then the Administrative Agent shall withhold from any interest payment to any Bank not providing such forms or other documentation, an amount equivalent to the applicable withholding tax and in addition, the Administrative Agent shall also withhold against periodic payments other than interest payments to the extent United States withholding tax is not eliminated by obtaining Form 4224 or Form 1001 or Form W-8 and a Section 4.01(f)(i) Certificate, as appropriate. The Borrower shall indemnify and hold harmless the Administrative Agent and each of its officers, directors, employees, counsel, agents and attorney-in-fact, on an after tax basis, from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind whatsoever incurred as a result of or in connection with the Administrative Agent's failure to withhold as provided pursuant to the preceding sentence, unless such failure constitutes gross negligence or willful misconduct of the Administrative Agent itself as the same is determined by a final judgment of a court of competent jurisdiction and the obligations in this sentence shall survive payment of all other Obligations.

                  (g) Neither the Borrower nor Holdings will be required to pay any additional amounts in respect of Taxes imposed by the United States Federal government pursuant to Sections 4.01(c) or 4.01(d) to any Bank if and to the extent the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 4.01(f).

                   (h) Each Bank agrees that it shall, at any time upon reasonable advance request in writing by the Borrower or the Administrative Agent, promptly deliver such certification or other documentation as may be required under the law or regulation in any applicable jurisdiction and which such Bank is entitled to submit to avoid or reduce withholding taxes on amounts to be paid by the Borrower or Holdings and received by such Bank pursuant to this Agreement or any other Loan Document.

                  (i) Subject to Section 4.01(g), the Borrower and Holdings shall pay any additional amounts and indemnify each Bank and the Administrative Agent, to the extent required by this Section 4.01 within 30 days after receipt of written request from such Bank or the Administrative Agent thereof accompanied by a written statement describing in reasonable detail the Taxes or Other Taxes or other additional amounts that are the subject of the basis for such indemnity and the computation of the amount payable.

                  (j) If the Borrower or Holdings is required to pay additional amounts to any Bank or the Administrative Agent pursuant to Section 4.01(d), then such Bank shall, upon the Borrower's request, use its reasonable best efforts (consistent with policy considerations of such Bank) to change the jurisdiction of its Lending Office so as to reduce or eliminate any such additional payment which may thereafter accrue if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

                  (k) Each Bank agrees that it will (i) take all reasonable actions reasonably requested by Holdings or the Borrower (consistent with policy considerations by such Bank) to maintain all exemptions, if any, available to it from withholding taxes (whether available by treaty or existing administrative waiver), and (ii) to the extent reasonable, otherwise cooperate with Holdings or the Borrower to minimize any amounts payable by Holdings or the Borrower under this
         Section 4.01, in any case described in the preceding clauses (i) and
         (ii), however, only if such action or cooperation is not disadvantageous to such Bank in the sole judgment of such Bank.

                  4.02 Illegality.

                  (a) If any Bank shall determine that (i) the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration thereof, has made it unlawful, or
         (ii) any central bank or other Governmental Authority has asserted that it is unlawful for such Bank or its Lending Office to make a Eurodollar Loan or to convert any Base Rate Loan to a Eurodollar Loan, then, on notice thereof by such Bank to the Borrower through the Administrative Agent, the obligation of such Bank to make or convert any such Eurodollar Loans shall be suspended until such Bank shall have notified the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

                  (b) If a Bank shall determine that it is unlawful to maintain any Eurodollar Loan, the Borrower shall, unless otherwise permitted under paragraph (c) below, prepay in full all Eurodollar Loans of such Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Bank may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurodollar Loans, together with any amounts required to be paid in connection therewith pursuant to Section 4.04.

                  (c) If the Borrower is required to prepay any Eurodollar Loan immediately, then concurrently with such prepayment, the Borrower shall borrow from the affected Bank, in the aggregate amount of such repayment, Base Rate Loans.

                  (d) Before giving any notice to the Administrative Agent pursuant to this Section 4.02, the affected Bank shall designate a different Lending Office with respect to its Eurodollar Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Bank, be illegal, inconsistent with the policies of such Bank or otherwise disadvantageous to such Bank.

                  4.03 Increased Costs and Reduction of Return.

                  (a) If any Bank or any Issuing Bank shall determine that, due to either (i) the introduction of or any change in or in the interpretation or administration of any law or regulation (other than any law or regulation relating to taxes, including those relating to Taxes or Other Taxes) after the Closing Date or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made after the Closing Date, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Eurodollar Loans or participating in any Letter of Credit Obligations, or any increase in the cost to such Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, within ten days of demand therefor by such Bank or such Issuing Bank, as the case may be (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank or such Issuing Bank, additional amounts as are sufficient to compensate such Bank or the Issuing Bank for such increased costs.

                  (b) If any Bank or any Issuing Bank shall have determined that
         (i) the introduction of any Capital Adequacy Regulation after the Closing Date, (ii) any change in any Capital Adequacy Regulation after the Closing Date, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof after the Closing Date, or (iv) compliance by any Bank (or its Lending Office) or any Issuing Bank, as the case may be, or any corporation controlling such Bank or such

         Issuing Bank, as the case may be, with any Capital Adequacy Regulation adopted after the Closing Date, affects or would affect the amount of capital required or expected to be maintained by such Bank or such Issuing Bank or any corporation controlling such Bank or such Issuing Bank and (taking into consideration such Bank's, such Issuing Bank's or such corporation's policies with respect to capital adequacy and such Bank's, such Issuing Bank's or corporation's desired return on capital) determines that the amount of such capital is (or is required to be) increased as a consequence of any of its Revolving Commitment, Revolving Loans, participations in Letters of Credit, or obligations under this Agreement, then, within ten days of demand by such Bank or such Issuing Bank (with a copy to the Administrative Agent), the Borrower shall be liable for and shall immediately pay to such Bank or such Issuing Bank, from time to time as specified by such Bank or such Issuing Bank, additional amounts sufficient to compensate such Bank or such Issuing Bank for such increase.

         4.04 Funding Losses. The Borrower agrees to reimburse each Bank and to hold each Bank harmless from any loss, cost or expense (other than loss of margin) which such Bank may sustain or incur as a consequence of:

                  (a) any failure by the Borrower to make any payment of principal of any Eurodollar Loan (including payments made after any acceleration thereof) when due;

                  (b) any failure by the Borrower to borrow a Eurodollar Loan or continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation, as the case may be;

                  (c) any failure by the Borrower to make any prepayment of a Eurodollar Loan after the Borrower has given a notice in accordance with Section 2.06; or

                  (d) any payment or prepayment (including pursuant to Section 2.07, Section 2.08 or after acceleration thereof) of a Eurodollar Loan for any reason whatsoever on a day which is not the last day of the Interest Period with respect thereto;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain any Eurodollar Loan hereunder or from fees payable to terminate the deposits from which such funds were obtained.

         4.05 Inability to Determine Rates. Notwithstanding any provisions herein to the contrary, if, in relation to any proposed Eurodollar Loan, (a) the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon all parties hereto) that by reason of circumstances affecting the interbank markets adequate and fair means do not exist for ascertaining the Eurodollar Rate to be applicable to such Eurodollar Loan or (b) the Administrative Agent shall have received notice from the Required Banks that LIBOR determined or to be determined for any Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks in writing to the Administrative Agent and the Borrower) of making or maintaining their affected Loans during such affected

Interest Period, then, the obligation of the Banks to make, continue or maintain Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans shall be suspended until the Administrative Agent upon the instruction of the Required Banks revokes such notice in writing. If, notwithstanding the provisions of this
Section 4.05, any Bank has made available to the Borrower its Commitment Percentage of any such proposed Eurodollar Loan, then such Eurodollar Loan shall immediately be converted into a Base Rate Loan.

         4.06 Increased Costs on Eurodollar Loans. At any time that any Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of net income taxes or similar charges) because of (x) any change since the date of this Agreement in any Requirement of Law or governmental guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of LIBOR) and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market, then the Borrower shall pay to each such Bank, upon written demand therefor (accompanied by the written notice referred to in Section 4.07 below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder.

         4.07 Certificates of Banks. Any Bank or any Issuing Bank claiming reimbursement or compensation pursuant to this Article IV shall deliver to the Borrower or Holdings, as applicable (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail (including the basis therefor and the calculation thereof) the amount payable to such Person hereunder and such certificate shall be conclusive and binding on the Borrower or Holdings in the absence of manifest error. In determining any amounts payable under Section 4.03(b), each Bank or each Issuing Bank, as the case may be, shall act reasonably and in good faith and will use averaging and attribution methods which are reasonable.

                  4.08 Change of Lending Office, Replacement Bank, etc.

                  (a) Each Bank agrees that upon the occurrence of an event giving rise to the operation of Section 4.02, 4.03 or 4.06 with respect to such Bank, it will if so requested by the Borrower, use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office for any Revolving Loans affected by such event with the object of avoiding the consequence of the event giving rise to the operation of such section; provided, however, that such designation would not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. Nothing in this Section 4.08(a) shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in
         Section 4.02, 4.03 or 4.06.

                  (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, (x) upon the occurrence of any event that obligates the Borrower or Holdings to pay any amount under Section
         4.01 or giving rise to the operation of Section 4.02, 4.03 or 4.06 with respect to such Bank or (y) as provided in Section 12.01(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower shall have the right, if no Default or Event of Default then exists or will exist immediately after giving effect to the respective replacement, to replace such Bank (the "Replaced Bank") by designating another Bank or an Eligible Assignee (such Bank or Eligible Assignee being herein called a "Replacement Bank") to which such Replaced Bank shall assign, in accordance with Section 12.07 and without recourse to or warranty by, or expense to, such Replaced Bank, any of the rights and obligations of such Replaced Bank hereunder (except for such rights as survive repayment of the Revolving Loans), and, upon such assignment, such Replaced Bank shall no longer be a party hereto or have any rights hereunder and such Replacement Bank shall succeed to the rights and obligations of such Replaced Bank hereunder. The Borrower shall pay to such Replaced Bank in same day funds on the date of replacement all interest, fees and other amounts then due and owing such Replaced Bank by the Borrower hereunder to and including the date of replacement, including, without limitation, costs incurred under Sections 4.01, 4.02, 4.03 or 4.06.

         4.09 Survival. The agreements and obligations of Holdings and the Borrower in this Article IV shall survive the payment of all other Obligations.

                                   ARTICLE V.

                              CONDITIONS PRECEDENT

         5.01 Conditions to Revolving Loans and Letters of Credit on the Closing Date. The occurrence of the Closing Date, the obligation of each Bank to make Revolving Loans hereunder and the obligation of each Issuing Bank to issue Letters of Credit on the Closing Date is subject to the condition that the Administrative Agent and the Syndication Agent shall be reasonably satisfied that the following conditions have been satisfied on or before the Closing Date and, to the extent applicable, shall have received on or before the date for making such Revolving Loans and/or issuing such Letters of Credit all of the following, in form and substance reasonably satisfactory to the Administrative Agent, the Syndication Agent and each Bank and (except for the instruments or documents representing Pledged Securities) in sufficient copies for each Bank:

                  (a) Credit Agreement. This Agreement executed by the Borrower, Holdings, the Administrative Agent, each Issuing Bank and each of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

                  (b) Resolutions; Incumbency.

                           (i) Copies of the resolutions of the Board of
                  Directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to be delivered by the Borrower, and authorizing the borrowing of the Revolving Loans and the issuance of the Letters of Credit, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower;

                           (ii) Copies of the resolutions of the Board of
                  Directors of Holdings approving and authorizing the execution, delivery and performance by Holdings of this Agreement (including the guaranty of the Obligations of the Borrower) and the other Loan Documents to be delivered by Holdings, certified by the Secretary or an Assistant Secretary of Holdings;

                           (iii) Copies of the resolutions of the Board of
                  Directors of each Subsidiary Guarantor approving and authorizing the execution, delivery and performance by such Subsidiary Guarantor of the Subsidiary Guaranty, the Pledge Agreement, the Security Agreement and the other Loan Documents to be delivered by such Subsidiary Guarantor, certified by the Secretary or an Assistant Secretary of such Subsidiary Guarantor; and

                           (iv) Certificates of the Secretary or Assistant
                  Secretary of Holdings, the Borrower and each Subsidiary Guarantor certifying the names and true signatures of the officers of Holdings, the Borrower and such Subsidiary Guarantor authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents, notices, requests and other communications to be delivered hereunder or thereunder.

                  (c) Articles of Incorporation; By-laws and Good Standing. Each of the following documents:

                           (i) the articles or certificate of incorporation (or
                  equivalent organizational documents) of Holdings, the Borrower and each Subsidiary Guarantor as in effect on the Closing Date, certified by the Secretary of State (or similar, applicable Governmental Authority) of the State of such Credit Party's organization as of a recent date and by the Secretary or Assistant Secretary of Holdings, the Borrower and such Subsidiary Guarantor as of the Closing Date, and the bylaws (or equivalent organizational documents) of Holdings, the Borrower and such Subsidiary Guarantor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of Holdings, the Borrower and each Subsidiary Guarantor as of the Closing Date;

                           (ii) a good standing certificate for Holdings, the
                  Borrower and each Subsidiary Guarantor from the Secretary of State of the State of such Credit Party's organization and each state where Holdings, the Borrower and each

                  Subsidiary Guarantor is qualified to do business as a foreign corporation as of a recent date; and

                           (iii) a bring-down certificate, to the extent
                  reasonably available, of Holdings, the Borrower and each Subsidiary Guarantor from the Secretary of State of the State of such Credit Party's organization, dated the Closing Date.

                  (d) Subsidiary Guaranty. The Subsidiary Guaranty, duly executed by each Subsidiary Guarantor.

                  (e) Pledge Agreement.

                           (i) The Pledge Agreement, duly executed by each
                  Credit Party;

                           (ii) all certificated Pledged Securities (x) endorsed
                  in blank in the case of promissory notes representing Pledged Securities and (y) together with an undated stock power executed in blank in the case of capital stock representing Pledged Securities; and

                           (iii) with respect to Pledged Securities, if any,
                  consisting of book-entry shares, evidence that all actions described in the Pledge Agreement which are necessary to create and perfect the security interests pursuant to the Pledge Agreement in accordance with Articles 8 and 9 of the UCC have been taken.

                  (f) Security Agreement.

                           (i) The Security Agreement, duly executed by each
                  Credit Party;

                           (ii) proper Financing Statements (Form UCC-1 or the
                  equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

                           (iii) certified copies of Requests for Information or
                  Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (ii) above, together with copies of such other financing statements that name any Credit Party or any of its Subsidiaries as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Administrative Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

                           (iv) evidence of the completion of all other
                  recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

                           (v) evidence that all other actions necessary or, in
                  the reasonable opinion of the Administrative Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

                  (g) Legal Opinions.

                           (i) An opinion of Jones, Day, Reavis & Pogue, counsel
                  to Holdings, the Borrower and the Subsidiary Guarantors, addressed to the Administrative Agent and the Banks, containing opinions substantially in the form of Exhibit H and as to such other matters as the Administrative Agent may reasonably request; and

                           (ii) An opinion of White & Case LLP, special counsel
                  to the Administrative Agent and the Banks, containing opinions substantially in the form of Exhibit I.

                  (h) Payment of Fees and Expenses. Evidence that all fees, costs and expenses (including Attorney Costs of the Administrative Agent and the Syndication Agent) payable by the Borrower on or before the Closing Date have been paid to the extent then invoiced.

                  (i) Certificates.

                           (i) Certificates signed by a Responsible Officer of
                  Holdings and the Borrower, dated the Closing Date stating that:

                                    (A) The representations and warranties of
                           Holdings and the Borrower contained in Article VI and in the other Loan Documents to which they are a party are true and correct in all material respects on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

                                    (B) no Default or Event of Default exists or
                           would result from any Borrowing on the Closing Date; and

                                    (C) the conditions set forth in paragraphs
                           (k), (l) and (m)(i) of this Section 5.01 have been satisfied; and

                           (ii) Certificates signed by a Responsible Officer of
                  each of the Subsidiary Guarantors, dated as of the Closing Date, stating that the representations and warranties of such Subsidiary Guarantor contained in the

                  Subsidiary Guaranty, the Pledge Agreement and the Security Agreement are true and correct in all material respects on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

                  (j) Solvency Certificate. A solvency certificate from Mr. Anup Bagaria, Vice President of Holdings in the form of Exhibit N.

                  (k) Adverse Change. Since September 30, 1997, nothing shall have occurred (and neither the Administrative Agent, the Syndication Agent nor the Banks shall have become aware of any facts or conditions not previously known) which the Administrative Agent, the Syndication Agent or the Required Banks shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (l) Governmental and Third Party Approvals. All governmental and third party approvals and consents necessary in connection with this Agreement and the other Loan Documents shall have been obtained and be in full force and effect.

                  (m) Litigation. There shall be no actions, suits or proceedings pending or threatened (i) with respect to any Loan Document or (ii) which the Administrative Agent, the Syndication Agent or the Required Banks shall reasonably determine could reasonably be expected to have a Material Adverse Effect.

                  (n) Shareholders' Agreements, Management Agreements and Tax Sharing Agreements.

                           (i) All agreements entered into by Holdings or any of
                  its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock;

                           (ii) all tax sharing, tax allocation or similar
                  agreements, if any, entered into by Holdings or any of its Subsidiaries; and

                           (iii) all material management and consulting
                  agreements entered into by Holdings or any of its Subsidiaries.

                  (o) Financial Statements.

                           (i) The Pro Forma Balance Sheet;

                           (ii) the Projections;

                           (iii) the audited consolidated financial statements
                  of each of Old ALM and NLP for their 1995 and 1996 fiscal years, (x) the unaudited consolidated financial statements of Old ALM for the seven-month period ended July 31, 1997,

                  (y) the unaudited consolidated financial statements of NLP for the nine-month period ended September 30, 1997 and (z) the unaudited consolidated financial statements of the Borrower for the two-month period ended September 30, 1997; and

                           (iv) a draft of the audited consolidated financial
                  statements of Holdings for its fiscal year ended December 31, 1997.

                  (p) Insurance. Evidence of insurance complying with the requirements of Section 7.05 for the business and properties of Holdings and its Subsidiaries.

         5.02 Conditions to all Borrowings and the Issuance of any Letters of Credit. The obligation of each Bank to make any Revolving Loan hereunder and the obligation of each Issuing Bank to issue, renew or amend any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance, as the case may be:

                  (a) Notice. The Administrative Agent shall have received a Notice of Borrowing; or in the case of any issuance of any Letter of Credit, the respective Issuing Bank and the Administrative Agent shall have received a Letter of Credit Application, as required under Section 3.02;

                  (b) Continuation of Representations and Warranties. The representations and warranties contained in Article VI and in the other Loan Documents shall be true and correct in all material respects on and as of such Borrowing Date or date of issuance (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date);

                  (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or issuance of such Letter of Credit; and

                  (d) No Material Adverse Effect. Since September 30, 1997, no events have occurred which, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect.

                  (e) Financial Statements. The Administrative Agent and the Syndication Agent shall have received, and shall be reasonably satisfied with, the draft of the audited consolidated financial statements of Holdings for its fiscal year ended December 31, 1997.

Each Notice of Borrowing or Letter of Credit Application submitted by the Borrower hereunder shall be deemed to constitute a representation and warranty by Holdings and the Borrower hereunder, as of the date of each such notice or application and as of the date of each Borrowing that the applicable conditions in Section 5.01 (with respect to such credit events to occur on the

Closing Date) and in this Section 5.02 (with respect to credit events to occur on and after the Closing Date) are satisfied.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

         Each of Holdings and the Borrower represents and warrants with respect to itself and its Subsidiaries to the Administrative Agent, each Issuing Bank and each Bank as of the Closing Date and as of the date of each Borrowing of Revolving Loans or issuance, renewal or amendment of each Letter of Credit that:

                  6.01 Existence and Power. Each of Holdings and each of its
         Subsidiaries:

                  (a) is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

                  (b) has the power and authority and has or will have on or prior to the date required to be obtained all governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Loan Documents to which it is a party and has duly executed and delivered each such Loan Document, in each case other than filings necessary to perfect the security interest in the Collateral under the Security Agreement (which filings have been made to the extent that this representation and warranty is made (or deemed made) after 10 days after the Closing Date);

                  (c) is duly qualified to do business, and is licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the nature or conduct of its business requires such qualification or license except where the failure so to qualify, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

                  (d) is in compliance with all Requirements of Law, except to the extent that the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         6.02 Authorization; No Contravention. The execution, delivery and performance by each of Holdings and each of its Subsidiaries of any Loan Document to which such Person is party have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, and do not and will not:

                  (a) contravene the terms of any of such Person's charter or by-laws (or equivalent organizational documents);

                  (b) conflict with or result in any breach or contravention of, or the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Collateral Documents) under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                  (c) violate any Requirement of Law.

         6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Holdings or any of its Subsidiaries of any Loan Document to which any such Person is a party, in each case other than filings necessary to perfect the security interest in the Collateral under the Security Agreement (which filings have been made to the extent that this representation and warranty is made (or deemed made) after 10 days after the Closing Date).

         6.04 Binding Effect. This Agreement and each other Loan Document to which Holdings or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of Holdings and each of its Subsidiaries to the extent such Person is a party thereto, enforceable against such Person in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general applicability.

         6.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Holdings or the Borrower, threatened at law, in equity, in arbitration or before any Governmental Authority, against Holdings or any of its Subsidiaries or any of their respective properties or assets which:

                  (a) purport to affect or pertain to this Agreement or any other Loan Document; or

                  (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by Holdings, the Borrower or any Subsidiary Guarantor. Neither Holdings nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         6.07 ERISA Compliance. Schedule 6.07 sets forth, as of the Closing Date, each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability that is in excess of $100,000 and the aggregate Unfunded Current Liabilities in respect of all Plans does not exceed $1,000,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of
Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or
4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the Closing Date, or if later, the date of the most recent Borrowing Date or the date of the most recent issuance of a Letter of Credit, would not exceed $250,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings or any ERISA Affiliate has at all times been operated in substantial compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

         6.08 Use of Proceeds; Margin Regulations. The proceeds of the Revolving Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 7.13.

         6.09 Title to Properties. Holdings and each of its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all material property owned or leased by them, free and clear of all Liens other than Permitted Liens.

         6.10 Taxes. Each of Holdings and each of its Subsidiaries has filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it (after giving effect to all extensions duly obtained) and has paid all taxes and assessments payable by it (after giving effect to all extensions duly obtained) which have become due, except for taxes contested in good faith and adequately disclosed and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with GAAP. Holdings and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of Holdings) for the payment of, all federal, state, local and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of Holdings and the Borrower threatened, by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. Except for extensions of the time to file tax returns that have been duly obtained, as of the Closing Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

         6.11 Financial Statements. All balance sheets, statements of operations and other financial data of Holdings and its Subsidiaries which have been or shall hereafter be furnished to the Administrative Agent and the Banks for the purposes of or in connection with this Agreement or any transaction contemplated hereby have been prepared in accordance with GAAP and do and will present fairly, in all material respects, the financial condition of Holdings and its Subsidiaries as of the dates thereof and the results of their operations for the period(s) covered thereby. The Projections which have been furnished by (or on behalf of) Holdings pursuant to Section 5.01(o)(ii) represent management's good faith estimates of future performance based upon historical financial information and assumptions which management believes to be reasonable, it being recognized that such projections are not to be viewed as facts and do not constitute a warranty as to the future performance of Holdings or its Subsidiaries and that actual results may vary from projected results and such variances may be material.

         6.12 Securities Law, etc.; Compliance. All transactions contemplated by this Agreement and the other Loan Documents comply with (x) Regulations G, T, U and X of the Federal Reserve Board and (y) all other applicable laws and any rules and regulations thereunder.

         6.13 Governmental Regulation. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a holding company", within the meaning of the Public Utility Holding Company Act of 1935.

         6.14 Labor Controversies. There are no labor controversies pending or, to the best of Holdings' and the Borrower's knowledge, threatened against it or any of its Subsidiaries which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         6.15 Subsidiaries. Holdings has no Subsidiaries, except, on the Closing Date, those Subsidiaries which are identified in Schedule 6.15 and, thereafter, those Subsidiaries permitted to be formed or acquired in compliance with the terms hereof.

         6.16 Patents, Trademarks, etc. Each of Holdings and each of its Subsidiaries owns (or is licensed to use) and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, permits, licenses and authorizations as it considers necessary for the conduct of the business of Holdings and its Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons which could reasonably be expected to have a Material Adverse Effect.

         6.17 Accuracy of Information. All factual information heretofore or contemporaneously herewith furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby and all other such factual information hereafter furnished by or on behalf of Holdings or any of its Subsidiaries to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information, in the light of the circumstances existing at the time such information was delivered, not misleading.

         6.18 Hazardous Materials. Neither Holdings nor any of its Subsidiaries have caused or permitted any Hazardous Material to be disposed of or otherwise released, either from, on or under any property currently or formerly legally or beneficially owned, leased or operated by, or otherwise used by, Holdings or any of its Subsidiaries, which, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect. No such property has ever been used as a dump site or storage site for any Hazardous Materials or otherwise contains or contained Hazardous Materials, which, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect. The failure, if any, of Holdings or any of its Subsidiaries, in connection with their current and former properties or their businesses, to be in compliance with any Environmental Law or to obtain any permit, certificate, license, approval and other authorization under such Environmental Laws has not had, nor is reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries have entered into, have agreed to or are subject to any judgment, decree or order or other similar requirement of any Governmental Authority under any Environmental Law, including without limitation, relating to compliance or to investigation, cleanup, remediation or removal of Hazardous Materials, which, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries have contractually assumed any liabilities or obligations under any Environmental Law which, either individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect. There are no facts or circumstances which exist that could reasonably be expected to give rise to liabilities with respect to Hazardous Materials or any Environmental Law, which, either individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect.

                  6.19 Collateral Documents.

                  (i) The provisions of the Pledge Agreement will be, on and after the Closing Date, effective to create, in favor of the Collateral Agent for the benefit of the Banks and the Collateral Agent, legal, valid and enforceable security interests in all of the Collateral described therein, and upon the taking of and continued possession of such Collateral by the Collateral Agent on or prior to the Closing Date, the Pledge Agreement shall constitute, as of and after the Closing Date, a fully perfected security interest in such Collateral superior in right to any other security interests, existing or future, which any Person may have against such Collateral, except to the extent, if any, otherwise provided in the Pledge Agreement; and

                  (ii) the provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Banks and the Collateral Agent, a legal, valid and enforceable security interest in all right, title and interest in all of the Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filing, if this representation is being made more than 10 days after the Closing Date, has been made), create a fully perfected first priority lien on, and security interest in, all right, title and interest in all of the Collateral described in the Security Agreement to the extent that such security interests can be perfected by the filing of a financing statement under the UCC or in which a filing may be made in the United States Patent and Trademark Office or in the United States Copyright Office, subject to no other Liens other than Permitted Liens.

         6.20 Solvency. On and as of the Closing Date and after giving effect to all Indebtedness being incurred or assumed and Liens created by the Credit Parties in connection therewith and on and as of each Borrowing Date and after giving effect thereto (a) the sum of the assets, at a fair valuation on a going-concern basis, of each of the Borrower on a stand-alone basis and of Holdings and its Subsidiaries taken as a whole will exceed its debts; (b) each of the Borrower on a stand-alone basis and Holdings and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (c) each of the Borrower on a stand alone basis and Holdings and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 6.20, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         6.21 Representations and Warranties in the other Documents. All representations and warranties in the Acquisition Documents, in the Borrower Senior Note Documents and in the

Holdings Senior Discount Note Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

                  6.22 Capitalization.

                  (a) On the Closing Date, the authorized capital stock of Holdings consists of 200,000 shares of common stock, $.01 par value per share ("Holdings Common Stock"), of which 100,000 shares issued and outstanding. All outstanding shares of capital stock of Holdings have been duly and validly issued and are fully paid and non-assessable. Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except (i) for options to purchase shares of Holdings' Common Stock which may be issued from time to time to directors, officers and employees of Holdings or any of its Subsidiaries and (ii) as may be set forth in any of the shareholders' agreements delivered pursuant to Section 5.01(n).

                  (b) On the Closing Date, the authorized capital stock of the Borrower consists of 1,000 shares of common stock, $.01 par value per share, all of which are issued and outstanding and owned by Holdings. All outstanding shares of capital stock of the Borrower have been duly and validly issued, are fully paid and nonassessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

         6.23 Special Purpose Corporation. Holdings engages in no significant business activities and has no significant assets (other than the capital stock of the Borrower, immaterial assets used for the performance of those activities permitted to be performed by Holdings pursuant to Section 8.13(b) and any obligations held by it to the extent permitted by Section 8.05(vi)) or material liabilities (other than those incurred under this Agreement, under the other Loan Documents to which it is a party and under the Holdings Senior Discount Note Documents).

         6.24 Insurance. Schedule 6.24 sets forth a true and complete listing of all insurance maintained by Holdings and its Subsidiaries as of the Closing Date, and with the amounts insured (and any deductibles) set forth therein.

                                  ARTICLE VII.

                              AFFIRMATIVE COVENANTS

         Each of Holdings and the Borrower agrees with the Administrative Agent and each Bank that, until all Revolving Commitments and Letters of Credit have terminated and all

Obligations (other than indemnities for which no request for payment has been made) have been paid and performed in full:

         7.01 Financial Statements. Holdings and the Borrower shall deliver to the Administrative Agent and each Bank in form and detail reasonably satisfactory to the Administrative Agent and the Required Banks:

                  (a) as soon as available, but not later than 90 days after the end of each fiscal year of Holdings, (i) a copy of the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and (x) in the case of the consolidated financial statements, certified by Arthur Andersen L.L.P. or another nationally-recognized independent public accounting firm reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof, and (y) in the case of the consolidating financial statements, certified by a Responsible Officer of Holdings as being complete and correct and fairly presenting in all material respects, in accordance with GAAP, the financial position and the results of operations of Holdings and its Subsidiaries, and (ii) management's discussion and analyses of the material operational and financial developments during such fiscal year. The accountant's opinion referred to above shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the records of Holdings or any of its Subsidiaries;

                  (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, (i) a copy of the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries as of the end of such fiscal quarter and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, and certified by a Responsible Officer of Holdings as being complete and correct and fairly presenting in all material respects, in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnote disclosure), the financial position and the results of operations of Holdings and its Subsidiaries, and (ii) management's discussion and analyses of the material operational and financial developments during such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter;

                  (c) as soon as available, but not later than 30 days after the end of each fiscal month of each fiscal year of Holdings (other than the last fiscal month of any fiscal quarter) a copy of the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such fiscal month and the related consolidated and consolidating statements of income and cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month, provided, however, monthly consolidated financial statements only have to be delivered pursuant to this Section
         7.01 (c) from and after Holdings' fiscal month ending October 31, 1998; and

                  (d) as soon as available, but not later than 30 days following the first day of each fiscal year of Holdings, a budget (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by Holdings for each of the twelve months of such fiscal year prepared in reasonable detail.

                  7.02 Certificates; Other Information. Holdings and the Borrower shall furnish to the Administrative Agent and each Bank:

                  (a) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a Compliance Certificate;

                  (b) to the extent not previously delivered with respect to any Adjustment Date, concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a Total Leverage Ratio Certificate duly executed by a Responsible Officer of Holdings;

                  (c) promptly after Holdings' or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto;

                  (d) promptly after the same are sent, copies of all financial statements and reports which Holdings sends to its shareholders generally; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which Holdings or any of its Subsidiaries may make to, or file with, the Securities and Exchange Commission; and

                  (e) promptly, such additional business, financial and other information with respect to Holdings or any of its Subsidiaries as the Administrative Agent or any Bank may from time to time reasonably request.

         7.03 Notices. Holdings and the Borrower shall, promptly upon (and in any event within five days after) any Responsible Officer of Holdings or the Borrower obtaining knowledge thereof, give notice (accompanied by a reasonably detailed explanation with respect thereto) promptly to the Administrative Agent, each Issuing Bank and each Bank of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any litigation, arbitration or governmental investigation or proceeding which has been instituted or, to the knowledge of a Responsible Officer of Holdings or the Borrower, is threatened against Holdings or any of its Subsidiaries or to which any of their respective properties is subject (i) which could reasonably be expected to result in a Material Adverse Effect or (ii) relates to this Agreement, any other Loan Document or any of the transactions contemplated hereby;

                  (c) one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

                           (i) any pending or, to the knowledge of a Responsible
                  Officer of Holdings or the Borrower, threatened Environmental Claim against Holdings or any of its Subsidiaries or any real property owned, leased or operated by Holdings or any of its Subsidiaries;

                           (ii) any condition or occurrence on or arising from
                  any real property owned, leased or operated by Holdings or any of its Subsidiaries that (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) could be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such real property;

                           (iii) any condition or occurrence on any real
                  property owned, leased or operated by Holdings or any of its Subsidiaries that could be expected to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or any of its Subsidiaries of such real property under any Environmental Law; and

                           (iv) the taking of any removal or remedial action in
                  response to the actual or alleged presence of any Hazardous Material on any real property owned, leased or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided, that in any event Holdings shall deliver to the Administrative Agent and each Bank all notices received by Holdings or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify Holdings or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify Holdings or any of its Subsidiaries of potential liability under CERCLA; and

         (d) that a Reportable Event has occurred (except to the extent that Holdings has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66,

 .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. Holdings will deliver to each of the Banks copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. Holdings will also deliver to each of the Banks a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by Holdings, the Subsidiary or the ERISA Affiliate, as applicable.

         7.04 Books, Records and Inspections; Annual Meetings.

                   (a) Holdings shall, and shall cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative

         Agent or any Bank to visit and inspect, under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings or such Subsidiary and, under guidance of officers of Holdings or such Subsidiary, to examine the books of account of Holdings or such Subsidiary and discuss the affairs, finances and accounts of Holdings or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Bank may reasonably request.

                  (b) At a date to be mutually agreed upon between the Administrative Agent and Holdings occurring on or prior to the 120th day after the close of each fiscal year of Holdings, Holdings shall, at the request of the Administrative Agent, hold a meeting with all of the Banks at which meeting shall be reviewed the financial results of Holdings and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of Holdings.

                  7.05 Maintenance of Property; Insurance.

                  (a) Holdings shall, and shall cause each of its Subsidiaries to, (i) keep all property necessary to the business of Holdings and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which Holdings or any of its Subsidiaries operates, and (iii) furnish to the Administrative Agent, on each date on which financial statements are delivered pursuant to Section 7.01(a), full information as to the insurance carried.

                  (b) Holdings shall, and shall cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates of an insurance broker (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings and/or such Subsidiaries) (i) shall be endorsed for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be cancelled without at least 30 days' prior written notice thereof (or 10 days' prior written notice in the case of nonpayment of premium) by the respective insurer to the Collateral Agent (or such shorter period of time as a particular insurance company policy generally provides) and (iii) shall be deposited with the Collateral Agent.

                  (c) If Holdings or any of its Subsidiaries shall fail to insure its property in accordance with this Section 7.05, or if Holdings or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and

         Holdings and the Borrower agree to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance.

         7.06 Corporate Franchises. Holdings shall, and shall cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 7.06 shall prevent (i) sales of assets and other transactions by Holdings or any of its Subsidiaries in accordance with Section 8.02 or (ii) the withdrawal by Holdings or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.07 Compliance with Law; Contractual Obligations. Holdings shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority and with all Contractual Obligations, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         7.08 Payment of Taxes. Holdings shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.01(i); provided, that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

         7.09 Contributions. Holdings shall contribute as a common equity contribution to the capital of the Borrower upon its receipt thereof, any cash proceeds received by Holdings after the Closing Date from any asset sale, any incurrence of Indebtedness, any Recovery Event, any sale or issuance of its equity, any cash capital contributions received by Holdings or any tax refund received by Holdings.

         7.10 End of Fiscal Years; Fiscal Quarters. Holdings shall, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

         7.11 Additional Security; Further Assurances. (a) Holdings shall, and shall cause each of the other Credit Parties to, grant to the Collateral Agent security interests and mortgages in such material assets and properties of Holdings and the other Credit Parties as are not covered by the original Security Documents, and as may be reasonably requested from time to time by the Administrative Agent or the Required Banks (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

         (b) Holdings shall, and shall cause each of the other Credit Parties to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, Holdings and the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this
Section 7.11 has been complied with.

         (c) Holdings and the Borrower agree that each action required above by this Section 7.11 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Administrative Agent or the Required Banks or required to be taken by Holdings and/or the other Credit Parties pursuant to the terms of this Section 7.11; provided that, in no event, will Holdings or any of its Subsidiaries be required to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this Section 7.11.

         7.12 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the Borrower, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (y) of any promissory note issued by such Foreign Subsidiary to Holdings or any of its Domestic Subsidiaries, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty, in any such case could reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Banks pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Collateral Agent for the benefit of the Banks a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Loan Documents and, in the event the Subsidiary Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the Subsidiary Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Loan Documents, in each case to the extent that the entering into such Security Agreement or Subsidiary Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.12 to be in form and substance reasonably satisfactory to the Administrative Agent.

                  7.13 Use of Proceeds; Margin Regulations.

                  (a) All proceeds of the Revolving Loans shall be used for the working capital and general corporate purposes of the Borrower and its Subsidiaries, including to make Permitted Acquisitions.

                  (b) Holdings and the Borrower shall ensure that no part of any Revolving Loan or Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock or will violate or be inconsistent with the provisions of Regulations G, T, U and X of the Federal Reserve Board.

                                  ARTICLE VIII.

                               NEGATIVE COVENANTS

         Each of Holdings and the Borrower agrees with the Administrative Agent and each Bank that, until all Revolving Commitments and Letters of Credit have terminated and all Obligations (other than indemnities for which no request for payment has been made) have been paid and performed in full:

         8.01 Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                  (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

                  (ii) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and
         (x) which do not in the aggregate materially detract from the value of Holdings' or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of Holdings or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Liens in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule 8.01, but only to the respective date, if any, set forth in such Schedule 8.01 for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on
         Schedule 8.01, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

                  (iv) Liens created pursuant to the Collateral Documents;

                  (v) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

                  (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capital Lease Obligations to the extent such Capital Lease Obligations are permitted by Section 8.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capital Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capital Lease Obligation does not encumber any other asset of Holdings or any of its Subsidiaries;

                  (vii)Liens placed upon property acquired after the Closing Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (vii), when added to the aggregate outstanding principal of all Indebtedness secured by Liens permitted under clause (vi) of this Section 8.01, shall not at any time outstanding exceed $5,000,000 and (y) in all events, the Lien encumbering the property so acquired does not encumber any other asset of Holdings or any of its Subsidiaries;

                  (viii) easements, rights-of-way, restrictions, zoning rights, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

                  (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases;

                  (x) statutory and common law landlords' liens under leases to which Holdings or any of its Subsidiaries is a party;

                  (xi) (x) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and (y) Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate outstanding amount of obligations secured by Liens permitted by this clause (xi)(y) (and the value of all cash and property encumbered by Liens permitted pursuant to this clause (xi)(y)) shall not at any time exceed $1,000,000; and

                  (xii)Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 8.04(ix) and
         (ii) such Liens are not incurred in connection with or anticipation of such Permitted Acquisition and do not attach to any other asset of Holdings or any of its Subsidiaries.

In connection with the granting of Liens of the type described in clauses (vi) and (vii) of this Section 8.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

         8.02 Consolidation, Merger, Purchase or Sale of Assets, etc. Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets

(other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

                  (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted (although any Capital Expenditures constituting a Permitted Acquisition shall be governed by clause (ix) of this Section
         8.02 and not by this clause (i));

                  (ii) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

                  (iii) each of the Borrower and its Subsidiaries may sell obsolete or worn-out equipment or materials;

                  (iv) each of the Borrower and its Subsidiaries may sell assets (other than the capital stock of any Subsidiary Guarantor), so long as
         (w) no Default or Event of Default then exists or would result therefrom, (x) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (y) at least 85% of the total consideration received by the Borrower or such Subsidiary is cash and is paid at the time of the closing of such sale, and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (iv) shall not exceed $5,000,000 in any fiscal year of the Borrower;

                  (v) Investments may be made to the extent permitted by Section 8.05;

                  (vi) each of the Borrower and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capital Lease Obligation except to the extent permitted by Section 8.04(iv));

                  (vii)each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (viii) each of the Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons in the ordinary course of business and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                  (ix) the Borrower and its Wholly-Owned Subsidiaries may acquire all or substantially all of the assets of any Person (or all or substantially all of the assets of a product line or division of any Person) or 100% (or at least 51% to the extent provided below) of the capital stock or other equity interests of any Person (any such acquisition permitted by this clause (ix), a "Permitted Acquisition"), so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each of the representations and warranties contained in Article VI shall be true and correct in all material respects both before and after giving effect to such Permitted Acquisition, (iii) any Liens or Indebtedness assumed, incurred or issued in connection with such acquisition are otherwise permitted under Section 8.01 or 8.04, as the case may be, (iv) at least 10 Business Days prior to the consummation of any Permitted Acquisition, Holdings shall have delivered to the Administrative Agent and each of the Banks (A) a certificate of a Responsible Officer of Holdings certifying (and showing the calculations therefor in reasonable detail) that Holdings would have been in compliance with the financial covenants set forth in Sections 8.07, 8.08 and 8.09 for the Measurement Period then most recently ended prior to the date of the consummation of such Permitted Acquisition, in each case with such financial covenants to be determined on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of such Measurement Period (and assuming that any Indebtedness incurred, issued or assumed in connection therewith had been incurred, issued or assumed on the first day of, and had remained outstanding throughout, such Measurement Period), it being understood, however, that with respect to any Permitted Acquisition consummated prior to June 30, 1998, Holdings shall be in pro forma compliance with the financial ratio levels set forth in Sections 8.07, 8.08, and 8.09 in respect of the Measurement Period ending on June 30, 1998 and (B) in the case of any Permitted Acquisition in which the aggregate consideration equals or exceeds $5,000,000, projections (in reasonable detail) prepared by a Responsible Officer of Holdings for the period from the date of the consummation of such Permitted Acquisition to the date which is one year thereafter calculated after giving effect to the respective Permitted Acquisition, demonstrating that the level of financial performance measured by the financial covenants set forth in Sections 8.07, 8.08 and 8.09 shall be better than or equal to such level as would be required to provide that no Default or Event of Default will exist under such financial covenants, as compliance with such financial covenants will be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition, (v) the only consideration paid by the Borrower or any of its Wholly-Owned Subsidiaries in connection with any such Permitted Acquisition consists solely of cash (including as a result of any earnout, non-compete or deferred compensation arrangements), Indebtedness incurred, assumed or issued to the extent permitted by Section 8.04, Holdings Common Stock and/or Qualified Holdings Preferred Stock, (vi) no more than $5,000,000 in the aggregate in any fiscal year of the Borrower may be expended on Permitted Acquisitions in which the Borrower or a Wholly-Owned Subsidiary thereof acquires less than 100% of the capital stock of any Person and then only so long as the Borrower or such Wholly-Owned Subsidiary controls the board of directors of such Person, (vii) the aggregate consideration paid in connection with all Permitted Acquisitions effected in any fiscal year of the Borrower (including, without limitation, any earnout, non-compete or deferred compensation arrangements, the aggregate principal amount of any Indebtedness assumed, incurred or issued in connection therewith and the fair market value of any Holdings Common Stock or Qualified Holdings Preferred Stock issued in connection therewith (as determined in good faith by Holdings)) does not exceed $10,000,000, although the Borrower or a Wholly-Owned Subsidiary thereof also may consummate the acquisition of Legal Communications, Ltd. in fiscal year 1998 so long as (A) the aggregate consideration paid in connection with such Permitted Acquisition does not exceed $21,000,000 and (B) each of the other conditions set forth in this Section 8.02(ix) are complied with, and (viii) immediately after giving effect to any Permitted Acquisition, the aggregate unutilized Revolving Commitments shall be at least $10,000,000;

                  (x) any Subsidiary of the Borrower may transfer any of its assets to the Borrower and may be merged, consolidated or liquidated with or into the Borrower so long as the Borrower is the surviving corporation of any such merger, consolidation or liquidation; and

                  (xi) any Subsidiary of the Borrower may transfer any of its assets to a Subsidiary Guarantor and may be merged, consolidated or liquidated with or into any Subsidiary Guarantor so long as (i) in the case of any such merger, consolidation or liquidation, the Subsidiary Guarantor is the surviving corporation and (ii) in addition to the requirements of preceding clause (i), in the case of any such merger, consolidation or liquidation involving a Wholly-Owned Subsidiary of the Borrower, the Wholly-Owned Subsidiary is the surviving corporation of such merger, consolidation or liquidation.

To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 8.02 (other than to Holdings or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Collateral Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

         8.03 Dividends. Holdings will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

                  (i) (x) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower and (y) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of the equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

                  (ii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may pay cash Dividends to Holdings to enable Holdings to promptly repurchase outstanding shares of its capital stock (or options to purchase such capital stock) held by officers or employees of Holdings or any of its Subsidiaries following the death, disability, retirement or termination of employment of such officers or employees, provided that the aggregate amount of all such Dividends and repurchases made pursuant to this clause (ii) shall not exceed $250,000 in any fiscal year of Holdings;

                  (iii) the Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings to pay operating and corporate overhead costs and expenses in the ordinary course of business (including, without limitation, outside directors and professional fees, expenses and indemnities), provided that the aggregate amount of cash Dividends paid pursuant to this clause (iii) shall not exceed $250,000 in any fiscal year of Holdings; and

                  (iv) the Borrower may pay cash Dividends to Holdings in connection with any amounts actually owing by it in respect of taxes, provided that any refunds received by Holdings are promptly returned to the Borrower; and

                  (v) the Borrower may pay cash Dividends to Holdings to enable Holdings to make payments of liquidated damages to the holders of the Holdings Senior Discount Notes in accordance with the terms thereof, provided that the aggregate amount of Dividends paid pursuant to this clause (v) shall not exceed $100,000.

         8.04 Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

                  (ii) existing Indebtedness (other than the Holdings Senior Discount Notes and the Borrower Senior Notes) outstanding on the Closing Date and listed on Schedule 8.04, without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on Schedule 8.04, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

                  (iii) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this
         Section 8.04;

                  (iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capital Lease Obligations, provided that in no event shall the aggregate principal amount of Capital Lease Obligations permitted by this clause (iv), when added to the aggregate principal amount of Indebtedness outstanding under clause (v) of this Section 8.04, exceed $5,000,000 at any time outstanding;

                  (v) Indebtedness subject to Liens permitted under Sections 8.01(vii);

                  (vi) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Sections 8.05(xi) and 8.05(xii);

                  (vii) Indebtedness of the Borrower and the Subsidiary Guarantors incurred under the Borrower Senior Note Documents in an aggregate principal amount not to exceed $175,000,000 (which amount may be increased to $210,000,000 so long as no

         Default or Event of Default then exists or would result therefrom) (in each case as reduced by any repayments of principal thereof);

                  (viii) Indebtedness of Holdings under the Holdings Senior Discount Note Documents in an initial aggregate principal amount not to exceed $35,000,000, which amount may be increased to $63,275,000 solely through accretion (as reduced by any repayments of principal thereof);

                  (ix) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition or Indebtedness of the Borrower or a Subsidiary thereof assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness, provided that (i) such Indebtedness was not incurred in connection with or anticipation of such Permitted Acquisition, (ii) such Indebtedness does not constitute debt for borrowed money (other than in connection with industrial revenue or industrial development bond financing), it being understood and agreed that Capital Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (ix) and (iii) at the time of such Permitted Acquisition such Indebtedness does not exceed 10% of the total value of the assets of the Subsidiary so acquired, or the assets so acquired, as the case may be; and

                  (x) additional unsecured Indebtedness incurred by the Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding for all such Persons taken together.

         8.05 Advances, Investments and Loans. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

                  (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

                  (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Revolving Loans are outstanding the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrower and its Subsidiaries shall not exceed $5,000,000 for any period of five consecutive Business Days;

                  (iii)Holdings and its Subsidiaries may hold the Investments held by them on the Closing Date and described on Schedule 8.05, provided that any additional

         Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 8.05;

                  (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (v) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective officers and employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000;

                  (vi) Holdings may acquire and hold obligations of one or more officers or employees of Holdings or any of its Subsidiaries in connection with such officers' or employees' acquisition of shares of capital stock of Holdings so long as no cash is paid by Holdings or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

                  (vii) the Borrower and its Subsidiaries may acquire and hold promissory notes issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 8.02;

                  (viii) the Borrower and its Wholly-Owned Subsidiaries may make Permitted Acquisitions to the extent permitted by Section 8.02(ix);

                  (ix) the Borrower and its Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted by Section 8.04(iii);

                  (x) Holdings may make cash contributions to the capital of the Borrower and the Borrower and the Subsidiary Guarantors may make cash contributions to the capital of their respective Subsidiaries which are Subsidiary Guarantors;

                  (xi) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between or among one another (collectively, "Intercompany Loans"), so long as (x) each Intercompany Loan shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement and (y) each Intercompany Loan made to the Borrower shall contain the subordination provisions set forth in Exhibit M;

                  (xii) the Borrower and the Subsidiary Guarantors may make additional loans and cash contributions to their respective Subsidiaries which are not Subsidiary Guarantors in an aggregate amount not to exceed $500,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof) so long as any such loans that are made by a Credit Party are evidenced by an Intercompany Note that is pledged pursuant to, and to the extent required by, the Pledge Agreement; and

                  (xiii) the Borrower and its Subsidiaries may make additional Investments in an aggregate amount not to exceed $1,000,000 in any fiscal year of the Borrower (determined without regard to any write-downs or write-offs thereof).

         8.06 Transactions with Affiliates. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

                  (i) Dividends may be paid to the extent provided in Section 8.03;

                  (ii) loans may be made and other transactions may be entered into by Holdings and its Subsidiaries to the extent permitted by Sections 8.02, 8.04 and 8.05;

                  (iii) customary fees may be paid to non-officer directors of Holdings and its Subsidiaries;

                  (iv) so long as no Default or Event of Default shall exist, the Borrower may pay monitoring or management fees to WP Management or an Affiliate thereof quarterly in arrears in an aggregate amount not to exceed $250,000 per quarter (whether or not actually paid at the end of such quarter or deferred and paid in any subsequent quarter, provided, however, that in no event shall more than $500,000 be paid in any quarter), plus the reasonable out-of-pocket expenses incurred by WP Management or an Affiliate thereof in performing management services for the Borrower (it being understood and agreed that the reimbursement of such reasonable out-of-pocket expenses may be made whether or not any Default or Event of Default exists); and

                  (v) so long as no Default or Event of Default shall exist, the Borrower and its Subsidiaries may make payments to Wasserstein and its Affiliates in respect of fees for any financial advisory, financing, underwriting or placement services or in respect of investment banking activities, including, without limitation, in connection with Permitted Acquisitions and Asset Sales, so long as such payments are reasonable and customary and are approved by a majority of the Board of Directors of the Borrower in good faith.

         8.07 Consolidated Interest Coverage Ratio. Holdings and the Borrower will not permit the Consolidated Interest Coverage Ratio for any Measurement Period ending on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:


     Fiscal Quarter Ending                                Ratio
     ---------------------                                -----
     June 30, 1998                                        1.50:1.00



     Fiscal Quarter Ending                                Ratio
     ---------------------                                -----
     September 30, 1998                                   1.50:1.00
     December 31, 1998                                    1.50:1.00
     March 31, 1999                                       1.50:1.00
     June 30, 1999                                        1.50:1.00
     September 30, 1999                                   1.50:1.00
     December 31, 1999                                    1.75:1.00
     March 31, 2000                                       1.75:1.00
     June 30, 2000                                        1.75:1.00
     September 30, 2000                                   1.75:1.00
     December 31, 2000                                    2.00:1.00
     March 31, 2001                                       2.00:1.00
     June 30, 2001                                        2.00:1.00
     September 30, 2001                                   2.00:1.00
     December 31, 2001
       and the last day of each
       fiscal quarter thereafter                          2.25:1.00


         8.08 Consolidated Fixed Charge Coverage Ratio. Holdings and the Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Measurement Period ending on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:


     Fiscal Quarter Ending                                Ratio
     ---------------------                                -----

     June 30, 1998                                        1.00:1.00
     September 30, 1998                                   1.00:1.00
     December 31, 1998                                    1.00:1.00
     March 31, 1999                                       1.00:1.00
     June 30, 1999                                        1.00:1.00
     September 30, 1999                                   1.00:1.00
     December 31, 1999                                    1.00:1.00
     March 30, 2000                                       1.00:1.00
     June 30, 2000                                        1.00:1.00
     September 30, 2000                                   1.00:1.00
     December 31, 2000
       and the last day of
       each fiscal quarter                                1.15:1.00


         8.09 Maximum Total Leverage Ratio. Holdings and the Borrower will not permit the Consolidated Total Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:


                  Period                       Ratio
                  ------                       -----


                  Period                       Ratio
                  ------                       -----
     June 30, 1998 through and
       including December 30, 1998          7.75:1.00

     December 31, 1998 through and
       including December 30, 1999          7.50:1.00

     December 31, 1999 through and
       including December 30, 2000          6.75:1.00

     December 31, 2000 through and
       including December 30, 2001          6.00:1.00

     December 31, 2001 through and
       including December 30, 2002          5.50:1.00

     Thereafter                             5.00:1.00


         8.10 Limitation on Voluntary Payments and Modification of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. Holdings will not, and will not permit any of its Subsidiaries to:

                  (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Borrower Senior Note or any Holdings Senior Discount Note; provided, however, from and after April 1, 1999, the Borrower may voluntarily redeem or repurchase outstanding Borrower Senior Notes pursuant to this clause (i) so long as (x) no Default or Event of Default then exists or would result therefrom, (g) no Revolving Loans are outstanding at the time of such redemption or repurchase and immediately after giving effect thereto and (z) no more than $10,000,000 in the aggregate is expended in respect of such redemptions or repurchases (exclusive of amounts representing accrued and unpaid interest).

                  (ii) make (or give any notice in respect of) any prepayment or redemption of any Borrower Senior Note or any Holdings Senior Discount Note as a result of any asset sale, change of control or similar event (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due any Borrower Senior Note or any Holdings Senior Discount Note);

                  (iii) amend or modify, or permit the amendment or modification of, any provision of any Borrower Senior Note Document or any Holdings Senior Discount Note Document, other than an amendment, in form and substance reasonably satisfactory to Bank of America (or any successor Administrative Agent), permitting an increase in the principal amount of the Borrower Senior Notes from $175,000,000 to up to $210,000,000; or

                  (iv) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or the equivalent organizational documents) or any agreement entered into by it with respect to its capital stock, or enter into any new agreement with respect to its capital stock, unless such amendment, modification, change or other action contemplated by this clause (iv) could not reasonably be adverse to the interests of the Banks.

         8.11 Limitation on Certain Restrictions on Subsidiaries. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or any Subsidiary of Holdings, (b) make loans or advances to Holdings or any Subsidiary of Holdings or (c) transfer any of its properties or assets to Holdings or any Subsidiary of Holdings, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) the Borrower Senior Note Documents, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or any Subsidiary of Holdings, (v) customary provisions restricting assignment of any licensing agreement entered into by Holdings or any Subsidiary of Holdings in the ordinary course of business, (vi) restrictions on the transfer of any asset subject to a Lien permitted by Sections 8.01(iii), (vi), (vii) and (xii) so long as such restrictions are not applicable to any property or any Subsidiary of Holdings other than the specific property subject to such Lien, and (vii) restrictions on the transfer of any asset pending the close of the sale of such asset.

         8.12 Limitation on Issuance of Capital Stock.


                  (a) Holdings will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock other than Qualified Holdings Preferred Stock issued by Holdings or (ii) any redeemable common stock (other than common stock that is redeemable at the sole option of Holdings or such Subsidiary).

                  (b) Holdings will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

         8.13 Business.

                  (a) Holdings and its Subsidiaries will not engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries as of the Closing Date and reasonable extensions thereof and activities incidental thereto.

                  (b) Notwithstanding the foregoing or anything in this Agreement, Holdings will not engage in any business and will not own any significant assets or have any material liabilities other than its ownership of the capital stock of the Borrower and having those liabilities which it is responsible for under this Agreement, the other Loan Documents to which it is a party and the Holdings Senior Discount Note Documents, provided that Holdings may engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Transaction Documents to which it is a party.

         8.14 Limitation on Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Closing Date any Subsidiary, provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish, create and, to the extent permitted by this Agreement, acquire Subsidiaries so long as (i) the capital stock or other equity interests of each such new Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates (if any) representing such stock or other equity interests, together with stock or other powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Banks, and (ii) each such new Domestic Subsidiary, and to the extent required by Section 7.12, each such new Foreign Subsidiary, executes a Guarantor Supplement. In addition, each new Domestic Subsidiary, and to the extent required by Section 7.12, each such new Foreign Subsidiary, shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Article V as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Closing Date.

                                   ARTICLE IX

                                EVENT OF DEFAULT

         9.01 Event of Default. Any of the following shall constitute an "Event of Default":

                  (a) Non-Payment. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Revolving Loan or any amount of any Letter of Credit Obligation, or (ii) within three Business Days after the same shall become due, any interest, fee or any other amount payable hereunder or pursuant to any other Loan Document; or

                  (b) Representation or Warranty. Any representation or warranty by Holdings or any of its Subsidiaries made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement furnished by Holdings or any of its Subsidiaries at any time under this Agreement or under any other Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Specific Defaults. Holdings or any of its Subsidiaries fails to perform or observe any term, covenant or agreement contained in Section 7.03(a), 7.10, 7.13 or Article VIII; or

                  (d) Other Defaults. Holdings or any of its Subsidiaries fails to perform or observe any other term or covenant contained in this Agreement or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Bank; or

                  (e) Cross-Default. Holdings or any of its Subsidiaries (i) fails to make any payment in respect of any Indebtedness having an aggregate principal amount of $5,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity; or

                  (f) Insolvency; Voluntary Proceedings. Holdings or any of its Subsidiaries (i) generally fails to pay its debts as they become due;
         (ii) commences any Insolvency Proceeding with respect to itself; or
         (iii) takes any action to effectuate or authorize any of the foregoing; or

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Holdings or any of its Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Holdings' or any of its Subsidiaries' properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Holdings or any of its Subsidiaries admits the material allegations of a petition against it in any Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency

         Proceeding; or (iii) Holdings or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                  (h) ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under
         Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
         4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  (i) Judgments. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving a liability (not paid or not covered by a reputable and solvent insurance company) of $5,000,000 or more for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (j) Change of Control. Any Change of Control shall occur; or

                  (k) Collateral; Guaranties.

                           (i) Except in each case to the extent resulting from
                  the failure of the Collateral Agent to retain possession of the applicable Pledged Securities, any

                  Collateral Document (other than the Guaranties) shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent; or

                           (ii) any Guaranty or any provision thereof shall
                  cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty.

         9.02 Remedies. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Banks,

                  (a) declare the Revolving Commitment of each Bank and any obligation of each Issuing Bank to issue Letters of Credit to be terminated, whereupon all such Revolving Commitments and obligation shall forthwith be terminated;

                  (b) declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and Holdings;

                  (c) demand that the Borrower Cash Collateralize Letter of Credit Obligations to the extent of outstanding and wholly or partially undrawn Letters of Credit, whereupon the Borrower shall so Cash Collateralize;

                  (d) exercise on behalf of itself, the Issuing Banks and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; and

                  (e) apply any cash collateral as provided in Section 3.07 to the payment of outstanding Obligations;

provided, however, that upon the occurrence of any event specified above in paragraph (f) or (g) of Section 9.01 with respect to Holdings, the Borrower or any Significant Subsidiary of the Borrower, the obligation of each Bank to make Revolving Loans and any obligation of each Issuing Bank to issue Letters of Credit shall automatically terminate, and all reimbursement obligations under Letters of Credit and the unpaid principal amount of all outstanding Revolving Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act or notice by the Administrative Agent, any Issuing Bank or any Bank, which are hereby expressly waived by the Borrower and Holdings.

         9.03 Rights Not Exclusive. The rights provided for in this Agreement and in the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    ARTICLE X

                                  THE GUARANTY

         10.01 Guaranty from Holdings.

                  (a) In order to induce the Banks to make Revolving Loans to the Borrower under this Agreement and to induce the Issuing Banks to issue Letters of Credit and to induce the Guaranteed Creditors to enter into the Interest Rate Protection Agreements and Other Hedging Agreements, Holdings hereby unconditionally and irrevocably guarantees the prompt payment and performance in full by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations of the Borrower. The obligations of Holdings hereunder are those of a primary obligor, and not merely a surety, and are independent of the Guaranteed Obligations of the Borrower. A separate action or actions may be brought against Holdings whether or not an action is brought against the Borrower, any other guarantor or other obligor in respect of the Guaranteed Obligations or whether the Borrower, any other guarantor or any other obligor in respect of the Guaranteed Obligations is joined in any such action or actions. Holdings waives, to the fullest extent permitted by applicable law, the benefit of any statute of limitation affecting its liability hereunder and agrees that its liability hereunder shall not be subject to any right of set-off, counterclaim or recoupment (each of which rights is hereby waived to the fullest extent permitted by applicable law).

                  (b) Holdings guarantees that the obligations guaranteed by it hereby will be paid and performed strictly in accordance with the terms of this Agreement, the other Loan Documents and the applicable Interest Rate Protection Agreements and Other Hedging Agreements regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the Collateral Agent, the Issuing Banks, the Banks or the other Guaranteed Creditors with respect thereto. This guaranty is a guaranty of payment not collection. The liability of Holdings under this guaranty shall be absolute and unconditional irrespective of, and Holdings hereby irrevocably waives (to the fullest extent permitted by applicable law) any defenses it may now or hereafter have in any way relating to, any and all of the following:

                           (i) any lack of genuineness, validity, legality or
                  enforceability against the Borrower or any other guarantor of this Agreement, any other Loan Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any document, agreement or instrument relating hereto or any assignment or transfer of this Agreement, any other Loan Document or any Interest Rate Protection Agreement or Other Hedging Agreement or any defense that the Borrower may have with respect to its liability hereunder or thereunder;

                           (ii) any change in the time, manner or place of
                  payment of, or in any other term of, all or any of the Guaranteed Obligations, or any waiver, indulgence, compromise, renewal, extension, amendment, modification of, or addition, consent, supplement to, or consent to departure from, or any other action or inaction under or in respect of, this Agreement, any other Loan Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any document, instrument or agreement relating to the Guaranteed Obligations or any other instrument or agreement referred to herein or any assignment or transfer of this Agreement or any Interest Rate Protection Agreement or Other Hedging Agreement;

                           (iii) any release or partial release of any other
                  guarantor or other obligor in respect of the Guaranteed Obligations;

                           (iv) any exchange, impairment, release or
                  non-perfection of any collateral for all or any of the Guaranteed Obligations, or any release, or amendment or waiver of, or consent to departure from, any guaranty or security, for any or all of the Guaranteed Obligations;

                           (v) any furnishing of any additional security for any
                  of the Guaranteed Obligations;

                           (vi) the liquidation, bankruptcy, insolvency or
                  reorganization of the Borrower, any other guarantor or other obligor in respect of the Guaranteed Obligations or any action taken with respect to this guaranty or otherwise by any trustee or receiver, or by any court, in any such proceeding;

                           (vii) any modification or termination of any
                  intercreditor or subordination agreement pursuant to which the claims of other creditors of the Borrower or any guarantor are subordinated to those of the Banks, the Issuing Banks, the Administrative Agent, the Collateral Agent or the other Guaranteed Creditors; or

                           (viii) any other circumstance which might otherwise
                  constitute a defense available to, or a legal or equitable discharge of, the Borrower or Holdings.

                  (c) This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Guaranteed Obligations, or any part thereof, is, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by any of the Administrative Agent, any Issuing Bank, any Bank, the Collateral Agent or the other Guaranteed Creditors, all as though such payment or performance had not been made.

                  (d) If an event permitting the acceleration of any of the Guaranteed Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Borrower of a case or proceeding under any bankruptcy or insolvency law, Holdings agrees that, for purposes of this guaranty and its obligations hereunder, the Guaranteed Obligations shall be deemed to have been accelerated and Holdings shall forthwith pay such Guaranteed Obligations

         (including interest which but for the filing of a petition in bankruptcy with respect to the Borrower would accrue on such Guaranteed Obligations, whether or not interest is an allowed claim under applicable law), and the other obligations hereunder, forthwith upon demand.

                  (e) Holdings hereby waives (i) promptness, diligence, presentment, notice of nonperformance, protest or dishonor, notice of acceptance and any and all other notices with respect to any of the Guaranteed Obligations or this Agreement, any other Loan Document or any Interest Rate Protection Agreement or Other Hedging Agreement, and
         (ii) to the extent permitted by applicable law, any right to require that any Administrative Agent, the Collateral Agent, any Issuing Bank, any Bank or any other Guaranteed Creditor protect, secure, perfect or insure any Lien in or any Lien on any property subject thereto or exhaust any right or pursue any remedy or take any action against the Borrower, any other guarantor or any other Person or any collateral or security or to any balance of any deposit accounts or credit on the books of the Administrative Agent, the Collateral Agent, any Issuing Bank, any Bank or any other Guaranteed Creditor in favor of the Borrower.

                  (f) Holdings expressly waives until the Guaranteed Obligations are irrevocably paid in full in cash any and all rights of subrogation, reimbursement, contribution and indemnity (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code or any successor statute, arising from the existence or performance of this guaranty and Holdings irrevocably waives until the Guaranteed Obligations are irrevocably paid in full in cash any right to enforce any remedy which the Administrative Agent, the Collateral Agent, the Issuing Banks, the Banks or the other Guaranteed Creditors now have or may hereafter have against the Borrower, and waives, to the fullest extent permitted by law, until the Guaranteed Obligations are irrevocably paid in full in cash any benefit of, and any right to participate in, any security now or hereafter held by the Administrative Agent, the Collateral Agent, any Issuing Bank, any Bank or any other Guaranteed Creditor.

                  (g) If, in the exercise of any of its rights and remedies, the Administrative Agent, the Collateral Agent, any Issuing Bank, any Bank or any other Guaranteed Creditor shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, Holdings hereby consents to such action and waives any claim based upon such action (to the extent permitted by applicable law). Any election of remedies which results in the denial or impairment of the right of the Administrative Agent, the Collateral Agent, any Issuing Bank, any Bank or any other Guaranteed Creditor to seek a deficiency judgment against any Credit Party shall not impair Holdings' obligation to pay the full amount of the Guaranteed Obligations.

                  (h) This guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this guaranty and the termination of the Commitments;
         (ii) be binding upon Holdings, its successors and assigns; and (iii) inure, together with the rights and remedies hereunder, to the benefit of the Guaranteed Creditors and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Guaranteed Creditor may, subject to the terms of this Agreement or the applicable Interest Rate Protection Agreement or Other Hedging Agreement, assign or otherwise transfer its rights and obligations under this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect hereof granted to such Bank pursuant to this guaranty or otherwise, all as provided in, and to the extent set forth in, this Agreement.

                  (i) Any obligations of the Borrower to Holdings, now or hereafter existing, are hereby subordinated to the Guaranteed Obligations. Such obligations of the Borrower to Holdings, if the Administrative Agent or the Required Banks so request, shall be enforced and amounts recovered shall be received by Holdings as trustee for the Guaranteed Creditors and the proceeds thereof shall be paid over to the Banks on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Holdings under the provisions of this guaranty.

                  (j) Upon failure of the Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration or otherwise, Holdings hereby agrees immediately on demand by any of the Guaranteed Creditors to pay or cause to be paid in accordance with the terms hereof an amount equal to the full unpaid amount of the Guaranteed Obligations then due in Dollars.

                  (k) All payments by Holdings hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, unless such deduction or withholding is required by law. If Holdings shall be required by law to make any such deduction or withholding, then Holdings shall pay such additional amounts as may be necessary in order that the net amount received by the applicable Bank, the Issuing Bank or the Administrative Agent, as the case may be, after all deductions and withholdings, shall be equal to the full amount that such Person would have received, after all deductions and withholdings, had the Borrower discharged its obligations (including its tax gross-up obligations) pursuant to Section 4.01.

                  Any amounts deducted or withheld by Holdings for or on account of Taxes shall be paid over to the government or taxing authority imposing such Taxes on a timely basis, and Holdings shall provide the applicable Bank, the Issuing Bank or the Administrative Agent, as the case may be, as soon as practicable with such tax receipts or other official documentation (and such other certificates, receipts and other documents as may reasonably be requested by such Person) with respect to the payment of such Taxes as may be available.

                                   ARTICLE XI

                 THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT,
            THE ISSUING BANK, THE SYNDICATION AGENT AND THE ARRANGERS

         11.01 Appointment and Authorization.

                  (a) Each of the Banks and each of the Issuing Banks hereby irrevocably appoints, designates and authorizes Bank of America as Administrative Agent and as Collateral Agent (for purposes of this Article XI, the term "Agent" shall mean Bank of America in its capacity as Administrative Agent and as Collateral Agent) to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank or any Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

                  (b) Each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article XI with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the Letter of Credit Applications pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article XI, included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to such Issuing Bank.

         11.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         11.03 Liability of Agent. None of the Agent, its Affiliates or any of their officers, directors, employees, agents or attorneys-in-fact (collectively, the "Agent-Related Persons") shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for their own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by Holdings, the Borrower or any Subsidiary or Affiliate thereof, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan

Document, or for any failure of the Borrower, Holdings or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, Holdings or any of their respective Subsidiaries or Affiliates.

         11.04 Reliance by Agent.

                  (a) The Banks agree that the Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower, Holdings or any Subsidiary Guarantor), independent accountants and other experts selected by the Agent. The Banks agree that the Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks or, as required by Section 12.01, all the Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks or, as required by Section 12.01 all the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.01 as it relates to the occurrence of the Closing Date, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Bank prior to the Closing Date specifying in reasonable detail its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Bank shall not have made available to the Agent such Bank's ratable portion of any Borrowing to be made on such date.

         11.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks or the Issuing Bank, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks and the Issuing Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Banks in accordance with Article IX; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         11.06 Credit Decision. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of Holdings and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Holdings and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Holdings and its Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, Holdings and their Subsidiaries which may come into the possession of any of the Agent-Related Persons.

         11.07 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Banks shall indemnify, upon demand, each of the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the expiration of the Letters of Credit and the repayment of the Loans and the termination or resignation of the Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, any other Loan Document or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to any of the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid as a result thereof, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this
Section 11.07, together with all costs and expenses (including Attorney Costs). The obligation of the Banks in this Section shall survive the payment of all Obligations hereunder.

         11.08 Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with Holdings and its Subsidiaries and Affiliates as though Bank of America were not the Agent or an Issuing Bank hereunder and without notice to or consent of the Banks. With respect to its Revolving Loans and participation in Letters of Credit, Bank of America shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise the same as though it were not the Agent or an Issuing Bank, and the terms "Bank" and "Banks" shall include Bank of America in its individual capacity.

         11.09 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Banks and the Borrower. If the Agent shall resign as Agent under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be subject to the approval of the Borrower if no Event of Default has occurred and is continuing, such approval not to be unreasonably withheld or delayed. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and subject to the approval of the Borrower if no Event of Default has occurred and is continuing, such approval not to be unreasonably withheld or delayed, a successor agent from among the Banks or any Bank Affiliate. Any successor Agent appointed under this
Section 11.09 shall be a commercial bank organized under the laws of the United States or any State thereof, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI and Sections 12.04 and 12.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

                  11.10 The Arrangers and the Syndication Agent. Each Arranger and the Syndication Agent, in such capacity, shall have no duties or responsibilities, and shall incur no obligations or liabilities, under this Agreement. Each Bank acknowledges that it has not relied, and will not rely, on any Arranger or the Syndication Agent in deciding to enter into this Agreement.

                                   ARTICLET XII

                                   MISCELLANEOUS

                  12.01 Amendments and Waivers.


                  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document and no consent with respect to any departure by the Borrower, Holdings or any Subsidiary Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the respective Credit Parties party thereto and the Required Banks and acknowledged by the Administrative Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by all the Banks affected thereby and acknowledged by the Administrative Agent, do any of the following:

                           (i) increase or extend any Revolving Commitment of
                  such Bank (or reinstate any Revolving Commitment terminated pursuant to Section 9.02(a)) (except as provided in Section 12.07);

                           (ii) postpone or delay any date for any payment of
                  interest or fees due to the Banks (or any of them) hereunder or under any other Loan Document or extend the Revolving Termination Date;

                           (iii) reduce the principal of, or the rate of
                  interest specified herein on, any Revolving Loan or Letter of Credit Borrowing (other than with respect to post-default rates), or of any fees or other amounts payable hereunder or under any other Loan Document or reduce the Applicable Margin provided for herein (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest or fees for the purposes of this clause (iii));

                           (iv) reduce the percentage of the Revolving
                  Commitments or of the aggregate unpaid principal amount of the Revolving Loans which shall be required for the Banks or any of them to take any action hereunder;

                           (v) amend this Section 12.01, to the extent that any
                  such amendment would alter any of the voting requirements set forth in the other provisions of this Section 12.01, or amend the definition of the term "Required Banks" or any provision of this Agreement expressly requiring the consent of all the Banks in order to take or refrain from taking any action; or

                           (vi) release the guaranty of Holdings under its
                  guaranty pursuant to Article X or discharge any Subsidiary Guarantor from its obligations under any Subsidiary Guaranty, or release all or substantially all of the Collateral except, in all such cases, in accordance with the express provisions thereof;

         and, provided further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Banks under this Agreement or any Letter of Credit Related Document, and (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent or under this Agreement or any other Loan Document.

                  (b) If, in connection with any proposed change, waiver, discharge or any termination to any of the provisions of this Agreement as contemplated by clauses (ii) through (vi), inclusive, of the first proviso to Section 12.01(a), the consent of the Required Banks is obtained but the consent of one or more other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated the same, to replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 4.08(b) so long as at such time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination.

                  12.02 Notices.

                  (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, facsimile transmission) and mailed, transmitted by facsimile or delivered, (A) if to the Borrower, Holdings, the Administrative Agent or any Issuing Bank, to the address or facsimile number specified for notices on the applicable signature page hereof; (B) if to any Bank, to the notice address of such Bank set forth on Schedule 1.01(a); or (C) as directed to the Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

                  (b) All such notices, requests and communications shall be effective when delivered or transmitted by facsimile machine, respectively, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof or on Schedule 1.01(a), and (ii) shall be followed promptly by a hard copy original thereof; except that notices to the Administrative Agent shall not be effective until actually received by the Administrative Agent, and notices pursuant to
         Article III to each Issuing Bank shall not be effective until actually received by such Issuing Bank.

                  (c) The Borrower acknowledges and agrees that any agreement of the Administrative Agent, the Issuing Banks and the Banks in Articles II and III herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent, the Issuing Banks and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Banks and the Banks shall not have any liability to such Borrower or any other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Banks or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and drawings under Letters of Credit shall not be affected in any way or to any extent by any failure by the Administrative Agent, the Issuing Banks and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Issuing Banks and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Banks or the Banks to be contained in the telephonic or facsimile notice.

                  12.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Issuing Bank or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                  12.04 Costs and Expenses. The Borrower shall, whether or not the transactions contemplated hereby shall be consummated:

                  (a) pay or reimburse on demand for all reasonable costs and expenses incurred by the Administrative Agent, the Syndication Agent and each Arranger in connection with the development, preparation, delivery, administration, syndication of the Commitments under and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the Attorney Costs incurred by the Administrative Agent, the Syndication Agent or any Arranger with respect thereto;

                  (b) pay or reimburse each Bank, each Issuing Bank and the Administrative Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding) under this Agreement (including the guaranty contained in Article X), any other Loan Document, and any such other documents, including Attorney Costs incurred by the Administrative Agent, any Issuing Bank and any Bank and any cost of any consultants retained by the Administrative Agent; and

                  (c) pay or reimburse the Administrative Agent and each Issuing Bank on demand for all appraisal (including, without duplication, the allocated cost of internal appraisal services), audit, environmental inspection and review (including, without duplication, the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by the Administrative Agent in connection with the matters referred to under clause (b) of this
         Section 12.04.

                  12.05 Indemnity. Whether or not the transactions contemplated hereby shall be consummated, the Borrower shall pay, indemnify, and hold each Bank, each Issuing Bank, the Administrative Agent, each Arranger, the Syndication Agent and each of their respective officers, directors, employees, counsel, agents and attorneys- in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to (a) any investigation, litigation or proceeding (including any Insolvency Proceeding) related to this Agreement or the Loan Documents or the Loans or the Letters of Credit, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto and (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any property owned, leased or at any time operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location by Holdings or any of its Subsidiaries, whether or not owned, leased or operated by Holdings or any of its Subsidiaries, the noncompliance of any property owned, leased or operated by Holdings or any of its Subsidiaries with Environmental Laws (including applicable permits thereunder) applicable to any such property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any property owned, leased or at any time operated by Holdings or any of its Subsidiaries, (all the foregoing described in (a) and (b) above, collectively, the "Indemnified Liabilities"); provided, however, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person as the same is determined by a final judgment of a court of competent jurisdiction. The obligations in this Section 12.05 shall survive payment of all other Obligations.

                  12.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Borrower nor Holdings may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

                 12.07  Assignments, Participations, etc.

                  (a) Any Bank may, with the written consent of the Borrower, the Administrative Agent and Bank of Americas as an Issuing Bank, which consents shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower shall be required either in connection with any assignment and delegation by a Bank to an Eligible Assignee that is a Bank Affiliate of such Bank or at any time that an Event of Default shall exist) (each an "Assignee") all, or any ratable part of all, of the Revolving Loans, Revolving Commitment and the other rights and obligations of such Bank hereunder; provided, however, that any such assignment to an Eligible Assignee which is not a Bank or a Bank Affiliate shall be in a minimum amount equal to the lesser of $5,000,000 or the full amount of the assignor Bank's Revolving Loans and Revolving Commitment; and provided, still further, that the Borrower, the Issuing Banks and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance in the form of Exhibit K ("Assignment and Acceptance"); (iii) such assignment is recorded by the Administrative Agent in the Register pursuant to Section 2.02; and (iv) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500; and provided, still further, that any assignment must include an equal percentage of the assignor Bank's Revolving Commitment and Revolving Loans.

                  (b) From and after the date that the Administrative Agent notifies the assignor Bank that the requirements of paragraph (a) above are satisfied, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents. Anything herein to the contrary notwithstanding, any Bank assigning all of its Revolving Loans, Revolving Commitment and other rights and obligations hereunder to an Assignee shall continue to have the benefit of all indemnities hereunder following such assignment.

                  (c) Immediately upon each Assignee's making its payment under the Assignment and Acceptance and the recordation of same by the Administrative Agent in the Register pursuant to Section 2.02, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Aggregate Revolving Commitment and the outstanding Revolving Loans arising therefrom.

                  (d) Any Bank may at any time sell to one or more banks or other Persons (a "Participant") participating interests in any Loans, the Commitments of such Bank and the other interests of such Bank (the "Originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Bank's obligations under this Agreement shall remain unchanged,
(ii) the Originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower, the Issuing Bank and the Administrative Agent shall continue to deal solely and directly with the Originating Bank in connection with the Originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, provided that such Participant shall have the right to approve any amendment, consent or waiver described in clauses (ii) and (iii) of the first proviso to Section 12.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 12.05, subject to the same limitations, as though it were also a Bank hereunder, subject to clause (f) below, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the extent permitted under applicable law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                  (e) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, (i) any Bank may assign all or any portion of the Revolving Loans held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Revolving Loans made by the Borrower or Holdings to or for the account of the assigning or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's or Holdings' obligations hereunder in respect to such assigned Revolving Loans to the extent of such payment and (ii) with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Revolving Loans to its trustee in support of its obligations to its trustee. No such assignment shall release the assigning Bank from its obligations hereunder.

                  (f) No Participant shall be entitled to receive any greater payment under Sections 4.01 or 4.03 than such Originating Bank would have been entitled to receive with respect to the rights transferred unless such transfer is made with the Borrower's prior written consent.

                  12.08 Confidentiality. Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by Holdings, the Borrower or any Subsidiary of Holdings, or by the Administrative Agent on Holdings', the Borrower's or such Subsidiary's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement;

except to the extent such information (a) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (b) was or becomes available on a non-confidential basis from a source other than the Borrower or Holdings, provided that such source is not bound by a confidentiality agreement with the Borrower or Holdings, known to the Bank; provided further, however, that any Bank may disclose such information (i) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable Requirement of Law; (iv) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, such Bank or their respective Affiliates may be party; (v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; and (vi) to such Bank's independent auditors, other professional advisors and employees of such Bank's Bank Affiliates (or any Affiliate of such Bank engaged in capital market transactions generally) retained by such Bank in connection with this Agreement so long as such Persons agree to maintain the confidentiality of all such information disclosed to them. Notwithstanding the foregoing, the Borrower authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Borrower or its Subsidiaries or Holdings which has been delivered to the Administrative Agent or the Banks pursuant to this Agreement or which has been delivered to the Administrative Agent or the Banks by the Borrower or Holdings in connection with the Banks' credit evaluation of the Borrower prior to entering into this Agreement; provided that, unless otherwise agreed by the Borrower or Holdings, such Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

                  12.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default occurs and is continuing, each Bank is authorized at any time and from time to time, without prior notice to the Borrower or Holdings, any such notice being waived by the Borrower and Holdings to the fullest extent permitted by law, to set off and apply, to the extent permitted by applicable law, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of the Borrower or Holdings against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrower or Holdings and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 12.09 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

                  12.10 Notification of Addresses, Lending Offices, etc. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

                  12.11 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  12.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

                  12.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents (other than the Arrangers and the Syndication Agent). None of the Administrative Agent, the Syndication Agent, any Arranger, any Issuing Bank or any Bank shall have any obligation to any Person not a party to this Agreement or any other Loan Document.

                  12.14 Governing Law and Jurisdiction.


                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE PARTIES HERETO EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

                 12.15 Waiver of Jury Trial. THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER

LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 12.15 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  12.16 Domicile of Loans. Each Bank may transfer and carry its Revolving Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Revolving Loans pursuant to this Section 12.16 would, at the time of such transfer, result in increased costs under Sections 4.01,
4.03 or 4.06 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                  12.17 Financial Information. Notwithstanding anything to contrary contained in Sections 5.01(o)(i) and 5.01(o)(iv), the Banks hereby agree that the Pro Forma Balance Sheet required by Section 5.01(o)(i) and the draft of the audited consolidated financial statements of Holdings for its fiscal year ended December 31, 1997 required by Section 5.01(o)(iv) do not need to be delivered on or prior to the Closing Date, but instead are required to be delivered, (x) in the case of the Pro Forma Balance Sheet, on or prior to April 8, 1998, and (y) in the case of the draft of the audited consolidated financial statements of Holdings for its fiscal year ended December 31, 1997, on or prior to any Borrowing of Revolving Loans.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.




                                            AMERICAN LAWYER MEDIA HOLDINGS, INC.

                                            By: /s/ Anup Bagaria
                                                -------------------------------
                                                Neme: Anup Bagaria
                                                Title: Vice President

                                            Address for notices:
                                            c/o Wassertein Perella & Co., Inc.
                                            31 West 52nd Street, 27th Floor
                                            New York, NY  10019
                                            Attn:.       Anup Bagaria
                                            Facsimile:  (212)  969-7879
                                            Tel:        (212)  969-2609

                                            AMERICAN LAWYER MEDIA, INC.

                                            By: /s/ Anup Bagaria
                                                -------------------------------
                                                 Name: Anup Bagaria
                                                 Title: Vice President

                                            Address for notices:
                                            c/o Wassertein Perella & Co., Inc.
                                            31 West 52nd Street, 27th Floor
                                            New York, NY  10019
                                            Attn:.        Anup Bagaria
                                            Facsimile:   (212)  969-7879
                                            Tel:         (212)  969-2609

                                            BANK OF AMERICA NATIONAL TRUST AND
                                                 SAVINGS ASSOCIATION, as
                                                   Administrative Agent

                                            By  /s/ Dietmar Schiel
                                                -------------------------------
                                                Title: Vice President

                                            Address for Notices of
                                            Borrowing/Conversions/
                                            Continuations, payments,
                                            presentments and other
                                            administrative matters:

                                            1850 Gateway Boulevard, 5th Floor
                                            Concord, CA 94520
                                            Attn:    Agency Administrative
                                                     Services #5596
                                                     Josephine T. Flores,
                                                     Assistant Vice President

                                            Facsimile:        (510) 675-8500
                                            Tel:              (510) 675-8374

                                            Address for all other notices
                                            (including with respect to
                                            amendments and waivers:

                                            1455 Market Street, 12th Floor
                                            San Francisco, CA  94103
                                            Attn:.   Agency Management Services
                                                     #108321
                                                     Dietmar Schiel, Vice
                                                     President
                                            Facsimile:        (415) 436-3425
                                            Tel:              (415) 436-2769

                                        BANK OF AMERICA NATIONAL TRUST AND
                                         SAVINGS ASSOCIATION, as an Issuing Bank

                                        By  /s/ Andrea Katter
                                            -------------------------------
                                            Title: Managing Director

                                        Address for notices:

                                        Bank of America National Trust and
                                           Savings Association

                                        CBG Letters of Credit   (#32054)
                                        200 W. Jackson Blvd., 17th Floor
                                        Chicago, IL  60606
                                        Attn:  Gail S. Miller
                                        Facsimile:        (312) 987-6828
                                        Tel:              (312) 923-5924

                                        with a copy to:

                                        1850 Gateway Boulevard, 5th Floor
                                        Concord, CA 94520
                                        Attn.:   Agency Administrative

                                                 Services #5596
                                                 Josephine T. Flores,
                                                 Assistant Vice President

                                        Facsimile:        (510) 675-8500

                                        Tel:              (510)  675-8374

                                            BANK OF AMERICA NATIONAL TRUST AND
                                                 SAVINGS ASSOCIATION, as a  Bank

                                            By  /s/ Andrea Katter
                                                -------------------------------
                                                 Title: Managing Director

                                            BANCAMERICA ROBERTSON STEPHENS
                                               as an Arranger

                                            By  /s/ Amy S. Trapp
                                                -------------------------------
                                                Title: Managing Director

                                            BANKBOSTON, N.A., as Bank and
                                               as an Issuing Bank

                                            By  /s/ Jennifer R. Buras
                                                -------------------------------
                                                Title: Director

                                            Address for notices:

                                            100 Federal Street, 01-08-08
                                            Boston, MA  02110
                                            Attn:   Jennifer R. Buras
                                                    Director

                                            Facsimile:        (617) 434-3401
                                            Tel:              (617) 434-5790

                                        BANCBOSTON SECURITIES INC.,
                                         as Syndication Agent and as an Arranger

                                         By  /s/ Julia D. Van Trees
                                             -------------------------------
                                             Title: Managing Director